UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 19, 2007
COPANO ENERGY, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-32329 (Commission File Number)	51-0411678 (I.R.S. Employer Identification No.)

2727 Allen Parkway Houston, Texas (Address of Principal Executive Offices)	77019 (Zip Code)
Registrant’s Telephone Number, including Area Code: (713) 621-9547
Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements and Exhibits
     (a) Financial Statements of Businesses Acquired.
     (1) Unaudited financial statements of Cantera Natural Gas, LLC and subsidiaries as of June 30, 2007 and December 31, 2006 and for the six months ended June 30, 2007 and 2006.
CANTERA NATURAL GAS, LLC and SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30, 2007	December 31, 2006
Assets
Current assets:
Cash and cash equivalents	$24,142,507	$14,565,364
Accounts receivable:
Trade, net of allowance of $35,000	8,724,049	6,101,256
Related parties	4,974,848	4,519,129
Prepaid expenses and other	2,361,650	891,983

Total current assets	40,203,054	26,077,732

Property, plant, and equipment, net of accumulated depreciation of $2,818,404 and $2,527,867 respectively	5,697,036	5,907,541

Other assets
Equity method investments	43,798,471	42,715,530
Other	177,183	268,678

Total assets	$89,875,744	$74,969,481

Liabilities and Member’s Equity

Current Liabilities:
Accounts payable:
Trade	$7,702,215	$5,549,392
Due to related parties	24,094	471,053
Accrued liabilities	413,447	242,923
Current portion of long-term debt	10,000,000	—
Taxes payable	3,300,963	3,172,502

Total current liabilities	21,440,719	9,435,870

Debt	—	10,000,000

Total liabilities	21,440,719	19,435,870

Commitments and contingencies (note 7)

Member’s equity, 82,975 units authorized, issued and outstanding at June 30, 2007 and December 31, 2006	68,435,025	55,533,611

Total member’s equity	68,435,025	55,533,611

Total liabilities and member’s equity	$89,875,744	$74,969,481

See accompanying notes to consolidated financial statements.

CANTERA NATURAL GAS, LLC and SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	For the Six Months Ended June 30,
	2007	2006
Revenue:
Gathering fees	$61,717,156	$91,884,182
Sale of natural gas liquids	34,847,729	11,233,833
Transportation revenue	6,012,106	4,517,192
Management fees	1,083,753	916,971

Total revenue	103,660,744	108,552,178

Operating expenses:
Direct costs of revenue	94,782,669	106,761,793
Operating expenses	588,479	407,876
General and administrative expense	2,281,090	1,999,246
Depreciation and amortization expense	290,537	354,826

Total operating expenses	97,942,775	109,523,741

Operating income (loss)	5,717,969	(971,563)

Other income (expense):
Equity in earnings of affiliates	9,938,927	9,638,467
Interest income	443,705	144,044
Interest expense	(662,095)	(539,796)
Other income, net	194,700	17,154

Total other income	9,915,237	9,259,869

Net income before tax	15,633,206	8,288,306

Current tax expense	381,792	—

Net income	$15,251,414	$8,288,306

See accompanying notes to consolidated financial statements.

CANTERA NATURAL GAS, LLC and SUBSIDIARIES
Condensed Consolidated Statement of Member’s Equity
(Unaudited)

For the Six Months Ended June 30, 2007

		Member’s
	Member Units	Capital	Total
BALANCE, January 1, 2007	82,975	$55,533,611	$55,533,611

Distributions	—	(2,350,000)	(2,350,000)
Net income	—	15,251,414	15,251,414

BALANCE, June 30, 2007	82,975	$68,435,025	$68,435,025

See accompanying notes to consolidated financial statements.

CANTERA NATURAL GAS, LLC and SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For the Six Months Ended June 30,
	2007	2006
Cash flows from operating activities:
Net income	$15,251,414	$8,288,306
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation	290,537	354,826
Equity in earnings of unconsolidated subsidiaries	(9,938,927)	(9,638,467)
Amortization of deferred financing costs	72,093	66,640
Distributions from unconsolidated subsidiaries	9,010,419	10,467,964
Changes in operating assets and liabilities:
Accounts receivable	(2,625,881)	(2,743,456)
Prepaid expenses and other assets	(1,450,265)	(1,221,707)
Accounts payable	1,856,668	(2,243,551)
Accrued liabilities	298,985	129,237

Net cash provided by operating activities	12,765,043	3,459,792

Cash flows from investing activities:
Contributions to unconsolidated subsidiaries	(757,868)	(2,327,100)
Capital expenditures	(80,032)	(9,559)

Net cash used in investing activities	(837,900)	(2,336,659)

Cash flows from financing activities:
Capital distributions	(2,350,000)	—

Net cash used in financing activities	(2,350,000)	—

Net increase in cash and cash equivalents	9,577,143	1,123,133

Cash and cash equivalents, beginning of period	14,565,364	6,257,031

Cash and cash equivalents, end of period	$24,142,507	$7,380,164

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$524,629	$342,411

Cash paid during the period for taxes	$381,792	$—
See accompanying notes to consolidated financial statements.

CANTERA NATURAL GAS, LLC
AND SUBSIDIARIES
Notes to Condensed, Consolidated Financial Statements
(Unaudited)

(1)	Organization and Business

Cantera Natural Gas, LLC (Cantera LLC or the Company), a Delaware limited liability company, is a wholly owned subsidiary of Cantera Resources Holdings, LLC (Parent). The Member’s liability is limited to the amount of capital contributed.

The Company provides natural gas gathering and processing and related services, which include compression, treatment, transportation and natural gas liquids (NGLs) extraction services for natural gas producers. Such services are provided primarily to customers in Wyoming and Louisiana.

The accompanying unaudited condensed consolidated financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America for interim financial information and pursuant to the rules and regulations of the SEC. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to SEC regulations. The unaudited condensed consolidated financial statements reflect all adjustments and disclosures that are, in the opinion of management, necessary for a fair presentation. All such adjustments are of a normal recurring nature. These condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and the notes thereto for the year ended December 31, 2006. The condensed consolidated statements of operations and cash flows for the six months ended June 30, 2007 are not necessarily indicative of the results of operations or cash flows expected for the full year.

(2)	Summary of Significant Accounting Policies
(a)	Consolidated Subsidiaries

The Company consolidates entities in which its ownership is greater than 50%, and/or for entities for which the Company has control over the operations by means of its ownership interest or representation on the management committee or board of directors. The accompanying consolidated financial statements include the accounts of its wholly owned subsidiaries Cantera Field Services, LLC and Cantera Gas Holdings, LLC.

(b)	Unconsolidated Subsidiaries

The Company uses the equity method of accounting for entities where its ownership is between 20% and 50% and/or for entities where the Company does not control the investee company by means of its ownership interest or representation on the investee’s management committee or board of directors.

The Company holds non-controlling interests in two gas-gathering entities, Bighorn Gas Gathering, LLC (Bighorn), 51% and Fort Union Gas Gathering, LLC (Ft. Union) 37.04%. The Company has a 50% representation on the management committee of Bighorn, and does not control Bighorn. The Company’s representation in Ft. Union is equal to its member interest, and the Company does not control Ft. Union. Accordingly, both of these entities are accounted for under the equity method on the accompanying financial statements (see note 3).
(c)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
(d)	Gas Gathering and Processing and Natural Gas Liquids Operations

The Company’s revenue is derived from the sale of residue gas, NGLs and fees collected for gathering and transporting natural gas. Revenue is recognized once the Company can conclude it has evidence of an arrangement, the sales or fees are fixed or determinable, collectibility is probable and delivery has occurred. The Company records revenue on its gas sales on a gross basis as it obtains tile and takes physical delivery of gas purchased, and bears the risk of loss and credit exposure on these transactions. The Company typically enters into long-term contracts that provide for per-unit gathering and transportation fees. Fees are determined on a monthly basis based upon actual delivered volumes. The Company assesses collectibility at the inception of an arrangement based upon credit ratings and prior collections history. In general, the Company conducts business with a static customer base with whom the Company has had a long collection history. As a result, the Company has not experienced significant credit losses, nor has its revenue recognition been impacted due to assessments of collectibility. Costs are expensed as incurred.

(e)	Imbalances

The Company’s activities periodically result in imbalances whereby the Company’s customers have either over- or under-delivered natural gas to the Company’s system. Cost for pipeline imbalances is determined based on the Company’s weighted average cost of gas, using the first-in, first-out method, during the month in which the imbalance was created. Net positive imbalances, representing under deliveries to customers, are recorded as gas imbalance inventory, whereas net negative imbalances, representing over deliveries to customers, are recorded as a liability. The cost of NGL inventory is determined based on the weighted average cost of gas, including transportation and carrying charges. At June 30, 2007 and December 31, 2006, the Company had net positive NGL imbalances of $2,097,728 and $771,761, respectively, which are included in prepaid expenses and other in the accompanying balance sheet.

(f)	Property, Plant and Equipment

Property, plant and equipment consist of the following at June 30, 2007 and December 31, 2006:

	Useful Lives	2007	2006
Processing and gathering systems	15 - 20 years	$7,700,890	$7,549,920
Vehicles, equipment and tools	3 years	44,937	22,475
Furniture and computer equipment	3 years	769,613	863,013

		8,515,440	8,435,408
Less accumulated depreciation		(2,818,404)	(2,527,867)

Net property, plant and equipment		$5,697,036	$5,907,541

(g)	Concentration of Credit Risk

Substantially all of the Company’s accounts receivable at June 30, 2007 and December 31, 2006 result from the sale of natural gas and NGLs to, and gas-gathering fees earned from, other companies in the oil and gas industry. This concentration of customers may impact the Company’s overall credit risk, either positively or negatively, in that these entities may be similarly affected by industry-wide changes in economic or other conditions. Such receivables are generally not collateralized. However, the Company performs credit evaluations on all its customers to minimize exposure to credit risk. During 2006, credit losses were not significant.

At June 30, 2007, trade accounts receivable include receivables from three customers representing 40.0%, 22.8% and 13.0% of total accounts receivable. At December 31, 2006, trade accounts receivable include receivables from five customers representing 26.4%, 22.6%, 12.6%, 12.5% and 10.7% of total accounts receivable.

Revenue for the six months ended June 30, 2007 includes sales to three customers representing 55.1%, 18.4% and 12.3% of total revenue. Revenue for the six months ended June 30, 2006 includes sales to one customer representing 77.8% of total revenue. All remaining customers individually account for less than 10% each of total revenue.

(h)	Income Taxes

On January 2, 2004, the Company changed its tax status from a C Corporation (taxable entity) to a limited liability company (nontaxable entity). With the conversion to a limited liability company on January 2, 2004, the Company is no longer subject to income tax. Instead, the tax effects from the Company’s operations pass through to the Company’s Parent.

The Company adopted Financial Accounting Standards Board Interpretation Number 48, Accounting for Uncertainty in Income Taxes (FIN 48), effective January 1, 2007. The interpretation clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with Statement of Financial Accounting Standards Number 109, Accounting for Income Taxes. Specifically, the pronouncement prescribes a “more likely than not” recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance on the related de-recognition, classification, interest and penalties, accounting for interim periods, disclosure and transition of uncertain tax positions. The adoption of FIN 48 did not have a material effect on the Company’s financial position or results of operations.
(i)	Comprehensive Income

Comprehensive income includes all changes in equity during a period from non-owner sources. For the six months ended June 30, 2007 and 2006, the Company had no transactions that were required to be reported as adjustments to net income to determine comprehensive income.
(3)	Equity Method Investments

The Company accounts for its investments in Bighorn and Ft. Union using the equity method of accounting. The Company owns non-controlling interests of 51% and 37.04%, respectively, in Bighorn and Ft. Union, with the ability to exercise significant influence. Under the equity method, the Company adjusts the carrying amount of its investment for its share of the earnings or losses and reports the earnings or losses in its statement of operations. Distributions received reduce the carrying amounts of the investments. The Company is also responsible for funding project expenditures for Bighorn either in part, if the other Bighorn partner approves the project, or in total if the other Bighorn partner does not approve the project but the Company and Bighorn elected to proceed.

Upon the acquisition of these investments, there were differences between the purchase price allocated to the investments and the underlying equity of the unconsolidated subsidiaries attributable to the Company’s interest. The Company is amortizing these differences based upon the hypothetical purchase price allocation to the assets and liabilities of the unconsolidated subsidiaries as if the Company were consolidating these companies. With respect to the Company’s investment in Bighorn, the underlying equity of Bighorn attributable to the Company was greater than the purchase price allocated to the Company’s investment. The impact of recording this negative goodwill would be to reduce the carrying amount of Bighorn’s long-lived assets, and, in turn, reduce the future depreciation expense. With respect to the Company’s investment in Ft. Union, the purchase price allocated to the Company’s investment was greater than the underlying equity, which was a result of estimated fair values of long-lived assets that exceeded their carrying amounts. The impact of recording the excess fair value of Ft. Union’s long-lived assets would be to increase their carrying amount and, accordingly, increase future depreciation expense. As a result, the difference between the carrying amount of the Company’s equity method investment and the underlying equity attributable to the Company’s interest is being amortized over the remaining useful lives of the underlying long-lived assets, which range from 25 to 30 years from the date of acquisition. Accordingly, significant differences between the carrying amount of the investments and the underlying equity attributable to the Company’s interest exists as of June 30, 2007 and December 31, 2006.

The carrying value of the Company’s equity method investments consists of the:

		December 31,
	June 30, 2007	2006
Bighorn	$19,407,381	$19,627,339
Fort Union	24,391,090	23,088,191

	$43,798,471	$42,715,530

Following is combined summary financial information for Bighorn and Ft. Union:

	For the Six Months Ended June 30,
	2007	2006
Results of operations:
Revenue	$30,174,250	$27,326,821
Operating income	25,170,194	23,306,252
Net income	21,053,140	19,187,508
Cash flows:
Operating activities	64,715,069	28,881,114
Investing activities	(40,951,353)	(3,745,144)
Financing activities	(22,668,470)	(22,153,779)

	June 30, 2007	December 31, 2006
Balance sheet:
Current assets	$20,654,021	$21,141,378
Total assets	205,503,581	167,195,588
Current liabilities	61,348,603	22,113,093
Total liabilities	73,134,539	36,978,648
Partner’s equity	132,369,042	130,216,940
(4)	Debt

As of June 30, 2007, the Company had a $10,000,000 term loan and $30,000,000 revolving credit facility with a bank (the Credit Agreement), as amended on April 26, 2006 and on October 5, 2006. The Credit Agreement is secured by the tangible assets of the Company and matures on March 3, 2008.

As of June 30, 2007 and December 31, 2006, $10,000,000 was outstanding under the Credit Agreement at weighted average interest rates of 8.05% and 7.64%, respectively. The Credit Agreement contains financial covenants that require the Company to maintain certain fixed charge coverage, as well as certain debt coverage and working capital ratios. Debt outstanding at maturity is payable in full.

(5)	Income Taxes

As of June 30, 2007 and December 31, 2006, the Company reflected an income taxes payable of $3,300,963 and $3,172,502, respectively, for contingencies related to the reorganization of the Company in 2004, including accrued interest payable of $617,454 and $488,993, respectively. During the six months ended June 30, 2007, the Company paid $381,792 to settle other state tax matters related to the reorganization.

(6)	Transactions with Affiliated/Related Parties

For the six months ended June 30, 2007 and 2006, the Company provided services to Canyon Gas Resources, LLC (Canyon), Bighorn and Ft. Union, all affiliates of the Company, under management agreements with indefinite terms (the Management Services Agreements). The Management Services Agreements provide a basic fee payable to the Company commensurate with services rendered each month. The fees earned for the six months ended June 30, 2007 and 2006 were $1,083,753 and $1,119,855, respectively.

As of June 30, 2007 and December 31, 2006, the Company had accounts receivable from related parties of $4,974,848 and $4,519,129, respectively. The accounts receivable consist of $4,783,301 and $4,330,670 receivable from Bighorn and Ft. Union for member distributions, $191,525 and $188,450 receivable from Canyon, Bighorn and Ft. Union related to the Management Services Agreement and reimbursable expenses, and $22 and $9 receivable from Big Horn and Ft. Union related to gathering and transportation billing adjustments and imbalance cash-outs, respectively.

The Company has gathering contracts with both Bighorn and Ft. Union, whereby the Company pays fees to Bighorn and Ft. Union to gather and transport its gas. For the six months ended June 30, 2007 and 2006, total fees paid to Bighorn and Ft. Union were $4,178,751 and $3,140,798, respectively. As of June 30, 2007 and December 31, 2006, the Company owed $0 and $296,155, respectively, in connection with these services.

The Company is responsible for funding project expenditures for Bighorn either in part, if the Bighorn partners approve the project, or in total for projects proposed by the Company but for which the other Bighorn partner does not approve. As of June 30, 2007 and December 31, 2006, the Company owed $24,094 and $174,898 to Bighorn related to capital projects.

(7)	Contingencies and Commitments
(a)	Contingent Payment

In 2003, the Company acquired the operating assets of the Company from CMS Gas Transmission Company (CMS). In addition to cash paid in the acquisition, the Company issued a “Contingent Consideration Note” to CMS, dated as of July 2, 2003, that provided for annual payments to CMS in 2005 through 2009 contingent upon Bighorn and Ft. Union achieving certain earnings thresholds in 2004 through 2008. If the earnings threshold is met for a given year, the payment for that year is due in March of the following year. The Contingent Consideration Note is subordinated to all senior indebtedness of the Company, and payments shall not exceed $50,000,000 in the aggregate. If the earnings threshold is not made for a given year, the liability for that year rolls forward one year and adds to the maximum contingent payment due the following year, and then expires if not paid by the end of such following year. The earnings thresholds were not met in 2004, 2005 or 2006; therefore, there are no payments due in 2005, 2006 or 2007. Because the earnings thresholds were not met for 2004, 2005 or 2006, the 2004 and 2005 contingent payments of $7,500,000 and $9,166,667, respectively, expired, and the 2006 contingent payment of $10,833,333 is rolled over to 2007.

Pursuant to the terms of the Contingent Consideration Note, at June 30, 2007 annual contingent payments are limited to the following:

			Original	Contingent
			Contingent	Note
Year ended	Payment		Note	Maximum
December 31,	due March	Status	Payments	Payments
2004	2005	Expired	$7,500,000	$—
2005	2006	Expired	9,166,667	—
2006	2007	Rolled to 2007	10,833,333	—
2007	2008		10,833,333	21,666,666
2008	2009		11,666,667	11,666,667

			$50,000,000	$33,333,333

Any payments under the Contingent Consideration Note will be recorded, when determined to be probable, as additional purchase price and allocated to the assets acquired.

(b)	Firm Transportation and Gathering Agreements

The Company is obligated under two firm transportation agreements with a third party, whereby the Company pays for transportation whether or not the transportation capacity is used.

The first agreement is for 67,200 million British thermal units (mmbtu) per day at the rate of $0.145 per mmbtu. The agreement was amended and restated as of April 1, 2007 extending the expiration until December 31, 2019, with an initial rate of $0.1434 per mmbtu decreasing to a rate of $0.115 per mmbtu as of December 1, 2013 and continuing at that level until December 31, 2019.

The second agreement is for 158,900 mmbtu per day at the rate of $0.12 per mmbtu through November 30, 2009, at which point the daily volume decreases to 95,340 mmbtu per day, and continues to decline thereafter. This agreement was also amended and restated as of April 1, 2007, pursuant to which the daily volume will decrease to 22,800 mmbtu per day and a rate of $0.115 cents per mmbtu in 2015 and continuing at that level until the expiration date of December 31, 2019.

The two firm transportation agreement obligations are offset by Capacity Release Agreements entered into as of March 1, 2007 with third parties. The Capacity Release Agreements fully utilize all of the Company’s firm transportation capacity through December 31, 2019.

Additionally, the Company is obligated under a firm gathering agreement with a related party (Ft. Union), whereby the Company pays for gathering capacity whether or not the capacity is used. The agreement is for 148,150 thousand cubic feet (mcf) per day at the rate of $0.14 per mcf, or approximately $7.6 million per year, and expires November 30, 2009. Of the 148,150 mcf per day commitment, 63,704 mcf per day has been sub-contracted to a third party for the duration of the contract, reducing the Company’s net commitment to 84,446 mcf per day, or approximately $4.3 million per year.

The Company entered into a second firm gathering agreement with Ft. Union on January 12, 2007 for additional firm gathering capacity under a planned pipeline expansion. This contract becomes effective with the in-service date of the expansion, estimated to be October

2007. The firm gathering volumes under this agreement start at 50,000 mcf per day at the rate of $0.14 per mcf. The firm gathering volumes under this agreement increase to 75,000 mcf per day in 2008, 100,000 mcf per day in 2010, 125,000 mcf per day in 2011 and 150,000 mcf per day in 2012, at which point the daily volume will remain constant until termination of the agreement. This agreement expires ten years from the expansion in-service date.
(c)	Other

Under various contracts the Company is committed to gather and process natural gas. Such contracts are based on market prices and vary in duration from one month to nine years.

From time to time, the Company is involved in legal and administrative proceedings or claims, which arise in the ordinary course of its business. While such matters always contain an element of uncertainty, management believes the matters of which they are aware will not individually or in the aggregate have a material adverse effect on the Company’s financial position or results of operations.
(8)	Subsequent Event

On August 31, 2007, the Parent entered into a Purchase Agreement for the sale of all of the Company’s membership units to Copano Energy, L.L.C., a third party, for approximately $675 million, subject to adjustment. Management expects to close the transaction in October 2007.

     (2) Audited financial statements of Cantera Natural Gas, LLC and subsidiaries as of December 31, 2006 and 2005, and for the years ended December 31, 2006, 2005 and 2004.
Report of Independent Registered Public Accounting Firm
The Board of Directors and
Member Cantera Natural Gas, LLC:
We have audited the accompanying consolidated balance sheets of Cantera Natural Gas, LLC (the Company) and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, member’s equity, and cash flows for each of the years in the three-year period ended December 31, 2006. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cantera Natural Gas, LLC and subsidiaries as of December 31, 2006 and 2005, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.
As discussed in note 3, the consolidated financial statements as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, have been restated to reflect adjustments to the Company’s accounting and reporting of equity method investments, and for classification of distributions from equity method investments in the Company’s statements of cash flows.

/s/ KPMG LLP

Denver, Colorado
March 26, 2007, except as to note 3,
which is as of October 9, 2007

CANTERA NATURAL GAS, LLC
AND SUBSIDIARIES
Consolidated Balance Sheets
December 31, 2006 and 2005

	2006	2005
	(As restated)	(As restated)
Assets
Current assets:
Cash and cash equivalents	$14,565,364	6,257,031
Accounts receivable:
Trade, net of allowance of $35,000 for each year	6,101,256	5,695,660
Related parties	4,519,129	2,290,069
Prepaid expenses and other	891,983	122,234

Total current assets	26,077,732	14,364,994

Property, plant, and equipment, net of accumulated depreciation of $2,527,867 and $1,856,885, respectively	5,907,541	6,490,226
Equity method investments	42,715,530	38,785,380
Other long-term assets	268,678	1,249,610

Total assets	$74,969,481	60,890,210

Liabilities and Member’s Equity

Current liabilities:
Accounts payable:
Trade	$5,549,392	5,941,899
Related parties	471,053	2,976,252
Accrued liabilities	242,923	359,701
Income taxes payable	3,172,502	2,945,205

Total current liabilities	9,435,870	12,223,057
Debt	10,000,000	10,000,000

Total liabilities	19,435,870	22,223,057
Commitments and contingencies (note 9)
Member’s equity; authorized, issued, and outstanding 82,975 units	55,533,611	38,667,153

Total liabilities and member’s equity	$74,969,481	60,890,210

See accompanying notes to consolidated financial statements.

CANTERA NATURAL GAS, LLC
AND SUBSIDIARIES
Consolidated Statements of Operations
Years ended December 31, 2006, 2005, and 2004

	2006	2005	2004
			(As restated)
Revenue:
Sale of residue gas	$171,232,238	169,144,844	115,376,157
Sale of natural gas liquids	41,909,375	26,559,299	36,714,222
Transportation revenue	9,644,797	7,098,375	8,392,292
Management fees	2,194,873	2,289,364	841,320

Total revenue	224,981,283	205,091,882	161,323,991

Operating expenses:
Direct costs of revenue	214,170,324	208,905,885	160,113,351
Operating expenses	1,168,390	805,828	775,523
General and administrative expense, including equity-based compensation and bonuses of $0, $12,037,873, and $5,600,000, respectively	5,333,023	15,899,918	9,583,636
Depreciation and amortization expense	670,982	773,461	784,181

Total operating expenses	221,342,719	226,385,092	171,256,691

Operating income (loss)	3,638,564	(21,293,210)	(9,932,700)

Other income (expense):
Equity in earnings of affiliates	20,036,639	10,768,626	8,693,406
Interest income	470,691	607,882	315,114
Interest expense	(1,526,456)	(2,962,179)	(2,296,025)
Other income, net	133,505	5,681	21,125

Total other income	19,114,379	8,420,010	6,733,620

Income (loss) before income taxes	22,752,943	(12,873,200)	(3,199,080)

Income tax benefit (provision):
Deferred	—	—	1,793,215
Current	(2,886,485)	(44,267)	(3,426,085)

Income (loss) from continuing operations	19,866,458	(12,917,467)	(4,831,950)

Discontinued operations:
Income from discontinued operations	—	2,283,854	24,978,212
Gain on sale of discontinued operations	—	104,330,026	—

Net income	$19,866,458	93,696,413	20,146,262

See accompanying notes to consolidated financial statements.

CANTERA NATURAL GAS, LLC
AND SUBSIDIARIES
Consolidated Statement of Member’s Equity
Years ended December 31, 2006, 2005, and 2004

			Additional
	Common stock		paid-in	Member	Member’s	Notes	Retained
	Shares	Amount	capital	units	capital	receivable	earnings	Total
					(As restated)			(As restated)
Balance, January 1, 2004 (note 1)	75,000	$750	$74,999,250	—	$—	$—	$4,600,961	$79,600,961

Reorganization from C-corporation to limited liability company	(75,000)	(750)	(74,999,250)	75,000	79,600,961	—	(4,600,961)	—
Capital contribution from member	—	—	—	3,225	3,225,000	—	—	3,225,000
Member units issued to officers in exchange for notes receivable	—	—	—	4,500	4,500,000	(4,500,000)	—	—
Accrued interest on notes receivable	—	—	—	—	123,750	(123,750)	—	—
Net income (as restated)	—	—	—	—	20,146,262	—	—	20,146,262

Balance, December 31, 2004	—	—	—	82,725	107,595,973	(4,623,750)	—	102,972,223

Accrued interest on notes receivable	—	—	—	—	58,254	(58,254)	—	—
Repayment of notes receivable and accrued interest	—	—	—	—	—	4,682,004	—	4,682,004
Capital contribution from member	—	—	—	250	39,188,410	—	—	39,188,410
Distributions to member	—	—	—	—	(201,871,897)	—	—	(201,871,897)
Net income	—	—	—	—	93,696,413	—	—	93,696,413

Balance, December 31, 2005	—	—	—	82,975	38,667,153	—	—	38,667,153

Distributions to member	—	—	—	—	(3,000,000)	—	—	(3,000,000)
Net income	—	—	—	—	19,866,458	—	—	19,866,458

Balance, December 31, 2006	—	$—	$—	82,975	$55,533,611	$—	$—	$55,533,611

See accompanying notes to consolidated financial statements.

CANTERA NATURAL GAS, LLC
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
Years ended December 31, 2006, 2005, and 2004

	2006	2005	2004
	(As restated)	(As restated)	(As restated)
Cash flows from operating activities:
Net income	$19,866,458	93,696,413	20,146,262
Adjustment to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	670,982	773,461	6,810,966
Bad debt expense	—	17,236	—
Gain on sale of assets	—	(104,330,026)	(82,619)
Amortization of deferred financing costs	136,475	1,971,558	548,761
Deferred income taxes	—	(15,127)	(1,793,215)
Equity in earnings of unconsolidated subsidiaries	(20,036,639)	(10,768,626)	(8,693,406)
Distributions from unconsolidated subsidiaries	20,202,264	12,495,022	7,487,463
Changes in operating assets and liabilities:
Accounts receivable	(2,634,656)	5,757,859	(5,517,626)
Product inventory	—	825,142	(2,060,036)
Prepaid expenses and other assets	90,622	255,718	(518,002)
Accounts payable	(2,897,706)	503,613	9,712,785
Accrued liabilities	(116,778)	(3,871,103)	8,606,600
Income taxes payable	227,297	214,859	(1,063,747)

Net cash provided by (used in) operating activities	15,508,319	(2,474,001)	33,584,186

Cash flows from investing activities:
Investment in unconsolidated subsidiaries	(4,095,775)	(17,103,273)	(2,465,240)
Capital expenditures	(88,297)	(650,371)	(3,397,315)
Purchase price revaluation	—	—	(1,343,780)
Proceeds on sale of assets, net of transaction costs and cash sold	—	192,674,797	82,619

Net cash provided by (used in) investing activities	(4,184,072)	174,921,153	(7,123,716)

Cash flows from financing activities:
Repayment on credit facility	—	(38,400,000)	(6,600,000)
Payments on capital lease obligations	—	—	(101,670)
Repayment of notes receivable from employees	—	4,682,004	—
Capital contributions from member	—	33,588,410	3,225,000
Distributions to member	(3,000,000)	(201,871,897)	—
Deferred financing costs	(15,914)	(249,847)	(185,896)

Net cash used in financing activities	(3,015,914)	(202,251,330)	(3,662,566)

Net increase (decrease) in cash and cash equivalents	8,308,333	(29,804,178)	22,797,904

Cash and cash equivalents, beginning of year	6,257,031	36,061,209	13,263,305

Cash and cash equivalents, end of year	$14,565,364	6,257,031	36,061,209

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$1,265,052	677,756	2,281,044
Income taxes	2,045,516	44,267	1,455,276

Noncash financing activities:
Settlement of accrued compensation liability by parent on behalf of Company	$—	5,600,000	—
See accompanying notes to consolidated financial statements.

CANTERA NATURAL GAS, LLC
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2006, 2005, and 2004
The 2006, 2005, and 2004 consolidated financial statements and related financial information included herein have been restated to correct for certain accounting errors. For further details on the nature of the errors and the related effects on our previously issued consolidated financial statements see note 3 — Restatement. Where appropriate, restated balances have been identified with the notation “as restated”. Throughout these notes, the term “previously reported” will be used to refer to balances from 2006, 2005, and 2004 consolidated financial statements as reported prior to correction for the errors.
(1)	Organization and Business

Cantera Natural Gas, LLC (Cantera LLC or the Company), a Delaware limited liability company, is a wholly owned subsidiary of Cantera Resources Holdings, LLC (Parent) and the successor to Cantera Natural Gas, Inc. (Cantera Inc.). Cantera LLC was formed to facilitate a change in tax status from a taxable entity to a nontaxable entity on January 2, 2004 (see note 6). The member’s liability is limited to the amount of capital contributed and the Company’s accumulated earnings.

The Company provides natural gas gathering and processing and related services, which include compression, treatment, transportation, and natural gas liquids (NGLs) extraction services for natural gas producers. Such services are provided primarily to customers in Wyoming and Louisiana.

(2)	Summary of Significant Accounting Policies
(a)	Consolidated Subsidiaries

The Company consolidates entities in which its ownership is greater than 50%, and/or for entities for which the Company has control over the operations by means of its ownership interest or representation on the investee’s management committee or board of directors. The accompanying consolidated financial statements include the accounts of its wholly owned subsidiaries, Cantera Field Services, LLC and Cantera Gas Holdings, LLC.

(b)	Unconsolidated Subsidiaries

The Company uses the equity method of accounting for entities where its ownership is between 20% and 50% and/or for entities where the Company does not control the investee company by means of its ownership interest or representation on the investee’s management committee or board of directors.

In connection with the acquisition of its initial operating assets, the Company acquired noncontrolling interests in two gas gathering entities, Bighorn Gas Gathering, LLC (Bighorn), 51% and Fort Union Gas Gathering, LLC (Ft. Union) 33.33%. In August 2005, the Company purchased a portion (3.71%) of another Ft. Union member’s interest and now has a 37.04% interest in Ft. Union. The Company has a 50% representation on the management committee of Bighorn, and does not control Bighorn. The Company’s representation in Ft. Union is equal to its member interest. Accordingly, both of these entities are accounted for under the equity method in the accompanying consolidated financial statements (see note 4).
(Continued)

CANTERA NATURAL GAS, LLC
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2006, 2005, and 2004
(c)	Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(d)	Gas Gathering and Processing and Natural Gas Liquids Operations

The Company’s revenue is derived from the sale of residue gas, NGLs, and fees collected for gathering and transporting natural gas. Revenue is recognized once the Company can conclude it has evidence of an arrangement, the sales or fees are fixed or determinable, collectibility is probable and delivery has occurred. The Company records revenue on its residue gas sales on a gross basis as it obtains title and takes physical delivery of gas purchased, and bears the risk of loss and credit exposure on these transactions. The Company typically enters into long-term contracts that provide for per-unit gathering and transportation fees. Fees are determined on a monthly basis based upon actual delivered volumes. The Company assesses collectibility at the inception of an arrangement based upon credit ratings and prior collections history. In general, the Company conducts business with a static customer base with which the Company has had a long collection history. As a result, the Company has not experienced significant credit losses, nor has its revenue recognition been impacted due to assessments of collectibility. Costs are expensed as incurred.

(e)	Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities when purchased of three months or less to be cash equivalents.

(f)	Imbalances

The Company’s activities periodically result in imbalances whereby the Company’s customers have either over- or under-delivered natural gas to the Company’s system. Cost for pipeline imbalances is determined based on the Company’s weighted average cost of gas, using the first-in, first-out method, during the month in which the imbalance was created. Net positive imbalances, representing under deliveries from customers, are recorded as gas imbalance inventory, whereas net negative imbalances, representing over deliveries from customers, are recorded as a liability. The cost of NGL inventory is determined based on the weighed average cost of gas, including transportation and carrying charges. At December 31, 2006 and 2005, the Company had no gas imbalances, and had net positive NGL imbalances of $771,761 and $287, respectively, which are included in prepaid expenses and other in the accompanying consolidated balance sheets.

(g)	Property, Plant, and Equipment

Property, plant, and equipment are recorded at cost. Maintenance and repairs are charged to expense as incurred. Expenditures that extend the useful lives of assets are capitalized. When assets are retired or otherwise disposed of, the cost of the assets and the related accumulated depreciation are removed from the accounts. Any gain or loss on retirements is reflected in other income in the year
(Continued)

CANTERA NATURAL GAS, LLC
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2006, 2005, and 2004
in which the asset is disposed. Depreciation is provided on a straight-line basis over the estimated useful life for each asset. Property, plant, and equipment consist of the following:

		December 31
	Useful lives	2006	2005
Processing and gathering systems	15 - 20 years	$7,549,920	7,505,659
Vehicles, equipment, and tools	3 years	22,475	22,475
Furniture and computer equipment	3 years	863,013	818,977

		8,435,408	8,347,111

Less accumulated depreciation		(2,527,867)	(1,856,885)

Net property, plant, and equipment		$5,907,541	6,490,226

(h)	Asset Impairment

The Company evaluates its property, plant, and equipment for impairment whenever events or circumstances indicate the carrying values may not be realizable. An impairment loss is recorded for assets to be held and used when its carrying amount is not recoverable from future estimated cash flows and exceeds its fair value. Assets classified as held-for-sale are recorded at the lower of their carrying amount or fair value less cost to sell. During the years ended December 31, 2006, 2005, and 2004, management identified no indications of potential impairment of the Company’s long-lived assets.

(i)	Deferred Financing Costs

Costs associated with securing debt are capitalized and amortized over the term of the associated debt. The Company incurred $15,914 and $249,847 of costs in 2006 and 2005, respectively, associated with its credit facility. During 2005, the Company amended its credit agreement and wrote off $1,281,358 of deferred financing costs to interest expense. In addition, during the years ended December 31, 2006, 2005, and 2004, the Company recorded interest expense of $136,476, $690,200, and $548,761, respectively, relating to the amortization of deferred financing costs.

(j)	Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, accounts receivable, accounts payable, other current liabilities, and debt. Except for debt, the carrying amounts of financial instruments approximate fair value due to their short maturities. At December 31, 2006 and 2005, based on rates available for similar types of debt, the fair value of debt approximated its carrying amount.

(k)	Concentration of Credit Risk

Substantially all of the Company’s accounts receivable at December 31, 2006 and 2005 result from the sale of natural gas and NGLs to, and gas gathering fees earned from companies in the oil and gas industry. This concentration of customers may impact the Company’s overall credit risk, either
(Continued)

CANTERA NATURAL GAS, LLC
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2006, 2005, and 2004
positively or negatively, in that these entities may be similarly affected by industry-wide changes in economic or other conditions. Such receivables are generally not collateralized. However, the Company performs credit evaluations on all its customers to minimize exposure to credit risk. During 2006, 2005, and 2004, credit losses were not significant.

As of December 31, 2006, trade accounts receivable includes receivables from five customers representing 26%, 23%, 13%, 13%, and 11% of total accounts receivable. As of December 31, 2005, trade accounts receivable includes receivables from three customers representing 49%, 21%, and 13% of total accounts receivable.

For the year ended December 31, 2006, revenue includes sales to two customers representing 71% and 11% of total revenue. For the year ended December 31, 2005, revenue includes sales to one customer representing 73% of total revenue. For the year ended December 31, 2004, revenue includes sales to three customers representing 14%, 14%, and 13% of total revenue. Remaining customers individually account for less than 10% of total revenue.

(l)	Income Taxes

On January 2, 2004, the Company changed its tax status from a C Corporation (taxable entity) to a limited liability company (nontaxable entity). With the conversion to a limited liability company, the Company is no longer subject to income tax. Instead, the tax effects from the Company’s operations pass through to the Company’s owner.

(m)	Equity-Based Compensation

Effective January 1, 2006, the Company adopted the fair value method of accounting for share-based compensation arrangements in accordance with Financial Accounting Standards Board (FASB) Statement No. 123 (revised 2004), Share-Based Payment (SFAS 123R), using the prospective method of adoption. Under the provisions of SFAS 123R, the estimated fair value of options granted under the Company’s Option Plan is recognized as compensation over the option-vesting period. Using the prospective method of adoption, SFAS 123R is applied only to awards granted, modified, repurchased, or canceled after the adoption of Statement 123R. The prospective method of adoption does not permit Statement 123R to be applied to the nonvested portion of awards outstanding at the date of initial application.

Prior to January 1, 2006, the Company accounted for share-based compensation arrangements using the intrinsic value method of accounting in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25), and its related interpretations. Under the provisions of APB 25, the Company did not recognize compensation expense with respect to issuances of options for member units under the Option Plan as all options were granted with exercise prices greater than the estimated fair value of the member units on the date of grant.

In connection with the sale of the Mid Continent Division in 2005, the Company recognized $4.4 million of compensation expense in 2005 related to the cash settlement of options for 3,065 member units issued to employees. Of this amount, $3.3 million is attributable to continuing operations and $1.1 million is attributable to discontinued operations. In addition, the Company paid
(Continued)

CANTERA NATURAL GAS, LLC
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2006, 2005, and 2004
cash bonuses of $8.7 million. The total cash payment of $12.0 million related to continuing operations is included in general and administrative expenses in the accompanying consolidated statements of operations.

In 2004, the Company recognized $5.6 million of compensation expense in connection with notes issued to officers in exchange for member units. (See note 7).

(n)	Comprehensive Income

Comprehensive income includes all changes in equity during a period from nonowner sources. During the years ended December 31, 2006, 2005, and 2004, the Company had no transactions that were required to be reported as adjustments to net income to determine comprehensive income.

(o)	Derivative Financial Instruments

SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, establishes accounting and reporting standards for derivatives and requires that every derivative instrument be recorded on the balance sheet at fair value as either an asset or liability. The statement requires that changes in the derivative’s fair value be recognized currently in earnings unless specific hedge accounting criteria are met. The Company did not enter into derivative financial transactions that did not qualify as normal purchases and sales under the requirements of the statement in 2006, 2005, or 2004.
(3)	Restatement

The consolidated balance sheets as of December 31, 2006 and 2005, the consolidated statement of operations for the year ended December 31, 2004, and the consolidated statements of member’s equity and consolidated statements of cash flows for the years ended December 31, 2006, 2005, and 2004 have been restated to correct for certain accounting and reporting errors.
(a)	Difference in Equity Investments

On July 2, 2003, the Company acquired all the shares of capital stock of CMS Field Services, Inc., including the Company’s investments in Bighorn and Ft. Union (see note 4). At the date of acquisition, the Company’s cost of those investments was different from the underlying equity in the net assets of the investees. Commencing January 1, 2005, the Company prospectively accounted for these differences through adjustments to the equity in earnings of affiliates in its statements of operations, as required by Accounting Principles Board Opinion No. 18, The Equity Method of Accounting for Investments in Common Stock. The Company has restated its consolidated balance sheets as of December 31, 2006 and 2005, and its consolidated statements of operations, consolidated member’s equity and consolidated cash flows for the year ended December 31, 2004, to give effect to this accounting treatment commencing July 2, 2003, the date of acquisition.

(b)	Distributions Received from Equity Investments

The Company previously reflected distributions received from its equity investments in Bighorn and Ft. Union as investing activities in its consolidated statements of cash flows. Because the distributions constitute a “return on” investment, the Company has restated its consolidated
(Continued)

CANTERA NATURAL GAS, LLC
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2006, 2005, and 2004
statements of cash flows for the years ended December 31, 2006, 2005, and 2004, to reflect those distributions as cash flows from operating activities as required by Statement of Financial Accounting Standards No. 95, Statement of Cash Flows.

The following provides a summary of the restated accounts:

	As reported	Adjustment		As restated
Consolidated balance sheet:
December 31, 2006:
Equity method investments	$42,000,139	715,391	A	42,715,530
Member’s equity	54,818,220	715,391	A	55,533,611

December 31, 2005:
Equity method investments	$38,069,989	715,391	A	38,785,380
Member’s equity	37,951,762	715,391	A	38,667,153

Consolidated statement of operations:
Year ended December 31, 2004:
Equity in earnings of affiliates	$6,919,034	1,774,372	B	8,693,406
Income tax benefit (provision) — deferred	2,198,275	(405,060	)C	1,793,215
Net income	18,776,950	1,369,312		20,146,262

Consolidated statement of members’ equity:
Total members’ equity:
January 1, 2004	$80,254,882	(653,921	)D	79,600,961
December 31, 2004	102,256,832	715,391	A	102,972,223
December 31, 2005	37,951,762	715,391	A	38,667,153
December 31, 2006	54,818,220	715,391	A	55,533,611

A	Adjustment for accumulated differences in equity method investments from 2003 and 2004.

B	Adjustment for 2004 amortization of differences in equity method investments and 2004 income from equity method investments.

C	Adjustment for deferred income tax effect of differences in 2003 income from equity method investment adjustments, in connection with January 1, 2004 conversion from C Corporation to a limited liability corporation.

D	Adjustment for 2003 amortization of differences in equity method investments and 2003 income from equity method investments, net of deferred income tax benefit of $405,060.
(Continued)

CANTERA NATURAL GAS, LLC
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2006, 2005, and 2004

Consolidated statements
of cash flows	As reported	Adjustment	As restated
Year ended December 31, 2006:
Cash flows from operating activities:
Distributions from unconsolidated subsidiaries	$—	20,202,264	20,202,264
Net cash provided by (used in) operating activities	(4,693,945)	20,202,264	15,508,319

Cash flows from investing activities:
Distributions from unconsolidated subsidiaries	$20,202,264	(20,202,264)	—
Net cash provided by (used in) investing activities	16,018,192	(20,202,264)	(4,184,072)

Year ended December 31, 2005:
Cash flows from operating activities:
Distributions from unconsolidated subsidiaries	$—	12,495,022	12,495,022
Net cash provided by (used in) operating activities	(14,969,023)	12,495,022	(2,474,001)

Cash flows from investing activities:
Distributions from unconsolidated subsidiaries	$12,495,022	(12,495,022)	—
Net cash provided by (used in) investing activities	187,416,175	(12,495,022)	174,921,153
(Continued)

CANTERA NATURAL GAS, LLC
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2006, 2005, and 2004

Consolidated statements
of cash flows	As reported	Adjustment	As restated
Year ended December 31, 2004:
Cash flows from operating activities:
Net income	$18,776,950	1,369,312	20,146,262
Deferred income taxes	(2,198,275)	405,060	(1,793,215)
Equity in earnings of unconsolidated subsidiaries	(6,919,034)	(1,774,372)	(8,693,406)
Distributions from unconsolidated subsidiaries	—	7,487,463	7,487,463
Net cash provided by operating activities	26,096,723	7,487,463	33,584,186

Cash flows from investing activities:
Distributions from unconsolidated subsidiaries	$7,487,463	(7,487,463)	—
Net cash provided by (used in) investing activities	363,747	(7,487,463)	(7,123,716)
(4)	Equity Method Investments

The Company accounts for its investments in Bighorn and Ft. Union using the equity method of accounting. The Company owns noncontrolling interests of 51% and 37.04%, respectively, in Bighorn and Ft. Union, and has ability to exercise significant influence. Under the equity method, the Company adjusts the carrying amount of its investment for its share of the earnings or losses and reports the earnings or losses in its consolidated statement of operations. Distributions received reduce the carrying amounts of the investments. The Company is also responsible for funding project expenditures for Bighorn either in part, if the other Bighorn partner approves the project, or in total if the other Bighorn partner does not approve the project.

Distributions are classified in the consolidated statements of cash flows as either operating or investing activities. The Company determines the nature of the cash distributions by comparing cumulative distributions received by the investor to the investor’s cumulative equity in the earnings from the investee. To the extent that distributions are equal to or less than cumulative equity in earnings of the investee, such distributions represent returns on investment and are classified as operating activities. To the extent that distributions exceed cumulative equity in earnings of the investee, such distributions represent returns of investment, which are classified as investing activities. To date, cumulative equity in earnings has exceeded distributions and accordingly all distributions have been classified as operating activities. As discussed in note 3, the accompanying consolidated statements of cash flows have been restated to reflect this classification.
(Continued)

CANTERA NATURAL GAS, LLC
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2006, 2005, and 2004
Upon the acquisition of these investments, there were differences between the purchase price allocated to the investments and the underlying equity of the subsidiaries attributable to the Company’s interest. The Company is amortizing these differences based upon the hypothetical purchase price allocation to the assets and liabilities of the subsidiaries as if the Company were consolidating these companies. With respect to the Company’s investment in Bighorn, the underlying equity of Bighorn attributable to the Company was greater than the purchase price allocated to the Company’s investment. The impact of recording this negative goodwill would be to reduce the carrying amount of Bighorn’s long-lived assets, and, in turn, reduce the future depreciation expense. With respect to the Company’s investment in Fort Union, the purchase price allocated to the Company’s investment was greater than the underlying equity, which was a result of fair values of long-lived assets that exceeded their carrying amounts. The impact of recording the excess fair value of Ft. Union’s long-lived assets would be to increase its carrying amount and, accordingly, increase future depreciation expense. As a result, the difference between the carrying amount of the Company’s equity method investment and the underlying equity attributable to the Company’s interest is being amortized over the remaining useful lives of the underlying long-lived assets, which range from 25 to 30 years. Accordingly, significant differences between the carrying amount of the investments and the underlying equity attributable to the Company’s interest exists as of December 31, 2006 and 2005.

The carrying value of the Company’s equity method investments consists of the following:

	December 31
	2006	2005
Bighorn	$19,627,339	17,890,834
Fort Union	23,088,191	20,894,546

	$42,715,530	38,785,380

     Following is certain combined summary financial information for Bighorn and Ft. Union:

	Year ended December 31
	2006	2005	2004
Results of operations:
Revenue	$56,847,413	43,915,032	38,682,717
Operating income	41,055,532	30,432,758	24,925,940
Net income	41,092,441	27,497,290	22,327,566

Cash flows:
Operating activities	$46,708,883	34,695,136	27,630,863
Investing activities	(7,208,965)	(10,604,245)	(6,283,431)
Financing activities	(35,346,226)	(21,605,956)	(24,117,529)
(Continued)

CANTERA NATURAL GAS, LLC
AND SUBSIDIARIES
Notes to Consolidated Financial Statements

December 31, 2006, 2005, and 2004

	December 31
	2006	2005
Balance sheet:
Current assets	$21,141,378	18,328,522
Total assets	167,195,588	163,085,116
Current liabilities	22,113,093	15,036,213
Total liabilities	36,978,648	37,770,218
Partners’ equity	130,216,940	125,314,898
(5)	Debt

During 2004, the Company had a $55,000,000 term loan and $20,000,000 revolving credit facility with a bank, as amended on December 31, 2003. On March 3, 2005 in conjunction with the sale of the Mid-Continent Division (see note 10), the Company amended the Credit Agreement to be a $10,000,000 term loan and a $30,000,000 revolving credit facility (the Credit Agreement). The Credit Agreement was amended on April 26, 2006 and on October 5, 2006; however, the significant terms and conditions were not modified. The Credit Agreement is secured by the tangible assets of the Company and is available through March 3, 2008.

Interest on Eurodollar Borrowings under the Credit Agreement is equal to the Adjusted LIBOR, as defined in the Credit Agreement, for the interest period in effect for such borrowings plus the Applicable Margin for the day borrowed. Interest on alternative Base Rate Borrowings (Prime) under the Credit Agreement is equal to the Alternate Base Rate, as defined in the Credit Agreement, plus the Applicable Margin for the day borrowed. The Applicable Margin fluctuates between 0.75% to 2.5% for borrowings under Prime, and between 1.75% and 2.75% for borrowings under LIBOR, depending upon the Company’s debt coverage ratios (as stipulated in the Credit Agreement) at the time of borrowing. Additionally, the Credit Agreement has annual commitment fees ranging from 0.375% to 0.500% of the unused borrowing capacity, depending upon the Company’s debt coverage ratios (as stipulated in the Credit Agreement). At December 31, 2006 and 2005, $10,000,000 was outstanding under the Credit Agreement at weighted average interest rates of 7.64% and 5.44%, respectively.

The Credit Agreement contains financial covenants that require the Company to maintain certain fixed charge coverage, as well as certain debt coverage and working capital ratios.
(Continued)

CANTERA NATURAL GAS, LLC
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2006, 2005, and 2004
(6)	Income Taxes

For the year ended December 31, 2004, in connection with the Company’s change in tax status from a taxable entity to a nontaxable entity, the Company accrued income taxes of $3,426,085 based on the difference between the fair value of the Company’s assets and liabilities and the tax basis of the Company’s assets and liabilities on the date of the Company’s change in tax status (January 2, 2004). As a result, for the year ended December 31, 2004, the Company recorded net tax expense of $1,632,870 representing the income taxes accrued of $3,426,085 less the reversal of the Company’s deferred tax liability of $1,793,215. The deferred tax liability of $1,793,215 as of January 1, 2004 has been restated for the impact of the misstatement of equity in earnings of affiliates for the period ended December 31, 2003 (see note 3). Because the decision to change tax status was a corporate decision, the impact of conversion from a taxable entity to a nontaxable entity has been reflected in continuing operations, and no amounts have been allocated to discontinued operations for the years ended December 31, 2005 and 2004. With the change in tax status, the Company also derecognized its entire tax liability.

In 2004, the Company recorded an $840,969 income tax receivable in connection with its final C Corporation income tax return. The Company’s final return was under review by the Internal Revenue Service (IRS), and a final settlement was reached in September 2006. The net settlement required a $2,045,516 payment by the Company, and the receivable with the IRS was reversed, resulting in $2,886,485 of current tax expense for the year ended December 31, 2006. Interest paid in connection with the settlement was $398,816.

As of December 31, 2006 and 2005, the Company’s consolidated balance sheet reflected an income tax liability for other contingencies related to the reorganization of the Company of $3,172,502 and $2,945,205, respectively, including accrued interest payable of $488,993 and $261,696, respectively. For the years ended December 31, 2006, 2005, and 2004, the Company recorded interest expense of $227,297, $171,654, and $90,042, respectively.

(7)	Equity-Based Compensation and Bonuses
(a)	Options

The Company established the 2004 Option Plan (the Plan), whereby employees may be granted options to purchase up to a total of 4,963.5 member units. As of December 31, 2006, options for 1,960 member units were held by employees with an exercise price of $340 per unit. Under the Plan, the exercise price of each option shall be at least equal to the estimated fair value of the Company’s member units on the date of grant. The options granted have a maximum term of ten years and vest 25% on each anniversary date from the date of grant. The exercise price of $340 was greater than the estimated fair value of the underlying member units at the date of grant. As a result, the Company has not recognized compensation expense in the accompanying consolidated statements of operations for the options granted.

In March 2005, in connection with the sale of Mid Continent Division, all of the then outstanding options were canceled in exchange for cash payments to the holders aggregating to approximately $4.4 million. The Company recorded the cash settlement as compensation expense in the accompanying 2005 statement of operations. Of this amount approximately $3.3 million was
(Continued)

CANTERA NATURAL GAS, LLC
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2006, 2005, and 2004
attributable to continuing operations and is included in the 2005 consolidated statement of operations in general and administration expense. The remaining $1.1 million is attributable to employees of the Mid Continent Division (see note 10) and is included in income from discontinued operations in the 2005 consolidated statement of operations.

A summary of the activity of the Plan is presented in the table below:

	Weighted
	average	Exercise
	shares	price
Outstanding, January 1, 2004	—	$—
Granted	3,065	1,000
Exercised	—	—
Forfeited	—	—

Outstanding, December 31, 2004	3,065	1,000

Granted	1,960	340
Exercised	—	—
Forfeited	—	—
Canceled	(3,065)	1,000

Outstanding, December 31, 2005	1,960	340

Granted	—	—
Exercised	—	—
Forfeited	—	—

Outstanding, December 31, 2006	1,960	340

Exercisable, December 31, 2006	490	340
At December 31, 2006, outstanding options have weighted average remaining contractual lives of 8.5 years.

(b)	Notes Receivable

In June 2004, the Company loaned three officers of the Company an aggregate of $4,500,000 in exchange for three notes receivable (the Notes). The officers used the proceeds from the Notes to purchase an aggregate of 4,500 member units from the Parent. The Parent used the proceeds from the sale of member units to the officers to purchase 4,500 shares of member units from the Company.

The principal and interest obligations for the Notes were without recourse to the officers’ personal assets, and were considered variable options for financial reporting purposes. As a result, at each reporting date, the Company re-measured the fair value of the underlying member units. To the extent that the fair value of the underlying member units exceeded the principal and cumulative interest on the Notes and such amounts remained outstanding under the Notes, the Company was required to recognize compensation expense in its statements of operations until such time that the
(Continued)

CANTERA NATURAL GAS, LLC
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2006, 2005, and 2004
Notes were repaid. Interest on the Notes was recorded as an adjustment to the members’ capital. As of December 31, 2004, the estimated fair value of the underlying member units exceeded the principal and cumulative interest under the nonrecourse Notes, and as a result, compensation expense of $5,600,000 was recognized in 2004. The resulting liability that was recorded in 2004 in anticipation of the sale of discontinued operations and related distributions was settled by the Parent in 2005.

(c)	Corporate Bonuses

In connection with the sale of the Mid Continent assets, Cantera LLC paid approximately $8.7 million in cash bonuses to employees of Cantera LLC. As these employees are general corporate employees who were not directly related to the Mid Continent Division and who have continued employment with the Company, the compensation expense associated with these payments is included in the accompanying statement of operations.
(8)	Transactions with Affiliated/Related Parties

During the years ended December 31, 2006, 2005, and 2004, the Company provided services to Canyon Gas Resources, LLC (Canyon), Bighorn, and Ft. Union, all affiliated entities of the Company, under management agreements with indefinite terms (the Management Services Agreements). The Management Services Agreements provide a basic fee payable to the Company commensurate with services rendered each month. For the years ended December 31, 2006, 2005, and 2004, the fees earned were $2,194,873, $2,289,364, and $841,320, respectively. The management fees were originally reported in the 2005 and 2004 consolidated financial statements as a reduction to general and administrative expense. Though not significant to the consolidated financial statements taken as a whole, the 2005 and 2004 consolidated financial statements have been revised to present management fees as a separate component of revenue.

As of December 31, 2006 and 2005, the Company had accounts receivable from related parties of $4,519,129 and $2,290,069, respectively. As of December 31, 2006, the accounts receivable consist of $4,330,670 receivable from Bighorn and Ft. Union for member distributions, $188,450 receivable from Canyon, Bighorn, and Ft. Union related to amounts due in connection with the Management Services Agreement and reimbursable expenses, and $9 for gathering and transportation billing adjustments and imbalance cash-outs related to contracts discussed below. As of December 31, 2005, the accounts receivable consist of $1,495,914 receivable from Bighorn and Ft. Union for member distributions, $91,099 receivable from Canyon, Bighorn and Ft. Union related to amounts due in connection with the Management Services Agreement and reimbursable expenses, and $703,056 for gathering and transportation billing adjustments and imbalance cash-outs related to contracts discussed below.

The Company has gathering contracts with both Bighorn and Ft. Union, whereby the Company pays fees to Bighorn and Ft. Union to gather and transport its gas. For the years ended December 31, 2006, 2005, and 2004, the total fees paid to Bighorn were $799,914, $909,283, and $444,594, respectively, and the total fees paid to Ft. Union were and $5,605,611, $7,481,471, and $7,374,402, respectively. As of December 31, 2006 and 2005, the Company owed $296,155 and $832,371, respectively, in connection with these services. Related to these services are billing adjustments and imbalance cash-outs. As of December 31, 2006 and 2005, the Company has receivables of $9 and $703,056, respectively, relating to the adjustments.
(Continued)

CANTERA NATURAL GAS, LLC
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2006, 2005, and 2004
The Company is responsible for funding project expenditures for Bighorn either in part, if the Bighorn partners approve the project, or in total for projects proposed by the Company but for which the other Bighorn partner does not approve. As of December 31, 2006 and 2005, the Company had capital projects payables to Bighorn of $174,898 and $2,143,881, respectively.

(9)	Commitments and Contingencies
(a)	Contingent Payment

In 2003, the Company acquired the operating assets of the Company from CMS Gas Transmission Company (CMS). In addition to cash paid in the acquisition, the Company issued a “Contingent Consideration Note” to CMS, dated as of July 2, 2003, that provided for annual payments to CMS in 2005 through 2009 contingent upon Bighorn and Ft. Union achieving certain earnings thresholds in 2004 through 2008. If the earnings threshold is met for a given year, the payment for that year is due in March of the following year. The Contingent Consideration Note is subordinated to all senior indebtedness of the Company, and payments shall not exceed $50,000,000 in the aggregate. If the earnings threshold is not met for a given year, the liability for that year rolls forward one year and adds to the maximum contingent payment due the following year, and then expires if not paid by the end of such following year. The earnings thresholds were not met in 2004, 2005 or 2006; therefore, there are no payments due in 2005, 2006 or 2007. Because the earnings thresholds were not met in 2004, 2005 or 2006, the 2004 and 2005 contingent payments of $7,500,000 and $9,166,667, respectively, expired, and the 2006 contingent payment of $10,833,333 is rolled over to 2007.

Pursuant to the terms of the Contingent Consideration Note, at December 31, 2006 annual contingent payments are limited to the following:

			Original	Contingent
			contingent	note
Year ended	Payment due		note	maximum
December 31	March	Status	payments	payments
2004	2005	Expired	$7,500,000	—
2005	2006	Expired	9,166,667	—
2006	2007	Rolled to 2007	10,833,333	—
2007	2008		10,833,333	21,666,666
2008	2009		11,666,667	11,666,667

			$50,000,000	33,333,333

Any payments under the Contingent Consideration Note will be recorded, when determined to be probable, as additional purchase price and allocated to the assets acquired.

(b)	Firm Transportation and Gathering Agreements

The Company is obligated under two firm transportation agreements with a third party, whereby the Company pays for transportation whether or not the transportation capacity is used.
(Continued)

CANTERA NATURAL GAS, LLC
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2006, 2005, and 2004
The first agreement is for 67,200 million British thermal units (mmbtu) per day at the rate of $0.145 per mmbtu, or approximately $3.6 million per year. This agreement expires November 30, 2013. However, in 2007 the agreement was amended and restated effective April 1, 2007 extending the expiration until December 31, 2019, with an initial rate of $0.1434 per mmbtu decreasing to a rate of $0.115 per mmbtu as of December 1, 2013 and continuing at that level until December 31, 2019.

The second agreement is for 158,900 mmbtu per day at the rate of $0.12 per mmbtu, or approximately $7.0 million per year through November 30, 2009, at which point the daily volume decreases to 95,340 mmbtu per day, and continues to decline thereafter. In 2007, this agreement was also amended and restated effective April 1, 2007, pursuant to which the daily volume will decrease to 22,800 mmbtu per day and a rate of $0.115 per mmbtu in 2015 and continuing at that level until December 31, 2019.

The two firm transportation agreement obligations are offset by Capacity Release Agreements entered into as of March 1, 2007 with third parties. The Capacity Release Agreements fully utilize all of the Company’s firm transportation capacity through December 31, 2019.

Additionally, the Company is obligated under a firm gathering agreement with Ft. Union, whereby the Company pays for gathering capacity whether or not the capacity is used. The agreement is for 148,150 thousand cubic feet (mcf) per day at the rate of $0.14 per mcf, or approximately $7.6 million per year, and expires November 30, 2009. Of the 148,150 mcf per day commitment, 63,704 mcf per day has been sub-contracted to a third party for the duration of the contract, reducing the Company’s net commitment to 84,446 mcf per day, or approximately $4.3 million per year.

The Company entered into a second firm gathering agreement with Ft. Union on January 12, 2007 for additional firm gathering capacity under a planned pipeline expansion. This contract becomes effective with the in-service date of the expansion, estimated to be October 2007. The firm gathering volumes under this agreement start at 50,000 mcf per day at the rate of $0.14 per mcf. The firm gathering volumes under this agreement increase to 75,000 mcf per day in 2008, 100,000 mcf per day in 2010, 125,000 mcf per day in 2011 and 150,000 mcf per day in 2012, at which point the daily volume will remain constant. This agreement expires ten years from the expansion in-service date.

(c)	Asset retirement obligations

The Company may be required to remove all or a portion of gas transportation surface equipment under right of way agreements. The timing and likelihood of such removal is uncertain, and the costs of removal are estimated to be insignificant. Accordingly, the Company has not recorded any liability related to these obligations through December 31, 2006.

(d)	Other

Under various contracts the Company is committed to gather and process natural gas. Such contracts are based on market prices and vary in duration from one month to nine years.
(Continued)

CANTERA NATURAL GAS, LLC
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2006, 2005, and 2004
From time to time, the Company is involved in legal and administrative proceedings or claims, which arise in the ordinary course of its business. While such matters always contain an element of uncertainty, management believes the matters of which it is aware will not individually or in the aggregate have a material adverse effect on the Company’s financial position or results of operations.

The Company establishes an accrual when an uncertainty is probable of having an adverse effect on the Company’s financial position, and such loss can be reasonably estimated. The Company has not accrued any such amounts for the years ended December 31, 2006, 2005, and 2004.
(10)	Discontinued Operations — Mid-Continent

On November 22, 2004, the Company entered into a Purchase Agreement for the sale of its entire interest in certain assets for approximately $200 million (the Disposition). The Disposition, consummated on March 1, 2005, included all of the Company’s Mid-Continent assets, but excluded its equity investments in Big Horn and Ft. Union, and its liquefied natural gas facility located in Lake Charles, Louisiana.

Income from discontinued operations, as reflected in the consolidated statements of operations, consists of the following:

	Year ended December 31
	2005	2004
Revenue	$47,748,445	285,531,463
Income from discontinued operations	2,283,854	24,978,212
The major classes of assets and liabilities in the disposition at March 1, 2005 consisted of the following:

March 1, 2005
Cash	$5,381,238
Accounts receivable	35,850,366
Other assets	3,911,622
Property, plant, and equipment, net of accumulated depreciation of $8,854,188	82,220,335
Accounts payable	33,290,270
Other liabilities	347,282
(Continued)

     (3) Unaudited financial statements of Bighorn Gas Gathering, LLC as of June 30, 2007 and December 31, 2006 and for the six months ended June 30, 2007 and 2006.
BIGHORN GAS GATHERING, LLC
Condensed Balance Sheets
(Unaudited)

	June 30, 2007	December 31, 2006
Assets

Current assets:
Cash and cash equivalents	$5,323,900	$6,277,192
Accounts receivable:
Trade	2,676,214	2,588,922
Due from related parties	69,950	74,376
Cash calls due from members	160,533	249,651
Prepaid expenses	223,388	131,200

Total current assets	8,453,985	9,321,341

Property and equipment, net	93,397,734	94,369,030

Other assets	241,011	188,347

Total assets	$102,092,730	$103,878,718

Liabilities and Members’ Equity

Current liabilities:
Accounts payable:
Trade	$556,564	$579,706
Due to related parties	55,272	47,161
Distributions payable to members	5,136,301	5,054,070
Accrued liabilities	358,271	164,603

Total current liabilities	6,106,408	5,845,540

Commitments and contingencies (note 4)

Members’ equity	95,986,322	98,033,178

Total liabilities and members’ equity	$102,092,730	$103,878,718

See accompanying notes to financial statements.

BIGHORN GAS GATHERING, LLC
Condensed Statements of Operations
(Unaudited)

	For the Six Months ended June 30,
	2007	2006
Gathering fee revenue	$13,300,699	$12,315,401

Expenses:
Operating expenses	3,900,205	3,170,195
General and administrative	210,498	285,720
Depreciation	1,979,108	1,916,882

Total expenses	6,089,811	5,372,797

Operating income	7,210,888	6,942,604

Other income:
Interest income	118,917	72,832
Other income	24,375	4,000

Total other income	143,292	76,832

Net income	$7,354,180	$7,019,436

See accompanying notes to financial statements.

BIGHORN GAS GATHERING, LLC
Condensed Statements of Members’ Equity
for the Six Months ended June 30, 2007
(Unaudited)

	Common Member Interests
		Crestone	Crestone
	Cantera	Energy	Gathering
	Gas Co,	Ventures,	Services,
	Inc.	L.L.C.	L.L.C.	Total
Balance at January 1, 2007	$49,996,921	$38,232,939	$9,803,318	$98,033,178

Contributions	607,064	275,505	70,645	953,214
Re-allocation of 2007 contributions	(120,923)	96,245	24,678	—
Distributions	(5,944,250)	(3,510,000)	(900,000)	(10,354,250)
Net income	4,414,214	2,339,973	599,993	7,354,180

Balance at June 30, 2007	$48,953,026	$37,434,662	$9,598,634	$95,986,322

See accompanying notes to financial statements.

BIGHORN GAS GATHERING, LLC
Condensed Statements of Cash Flows
(Unaudited)

	For the Six Months ended June 30,
	2007	2006
Cash flow from operating activities:
Net income	$7,354,180	$7,019,436
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	1,979,108	1,916,882
Gain on disposal of property and equipment	(6,201)	(4,000)
Changes in operating assets and liabilities:
Accounts receivable	(82,866)	8,309
Prepaid and other	(92,188)	(104,459)
Accounts payable	(15,031)	(597,480)
Accrued liabilities	193,668	157,322

Net cash provided by operating activities	9,330,670	8,396,010

Cash flow from investing activities:
Capital expenditures	(1,007,812)	(2,624,496)
Other assets	(52,664)	—
Proceeds from sale of property and equipment	6,201	4,000

Net cash used in investing activities	(1,054,275)	(2,620,496)

Cash flow from financing activities:
Distributions to Common Members	(10,272,019)	(9,183,059)
Equity contributions from Common Members	1,042,332	5,356,916

Net cash used in financing activities	(9,229,687)	(3,826,143)

Net increase (decrease) in cash and cash equivalents	(953,292)	1,949,371

Cash and cash equivalents, beginning of period	6,277,192	2,670,417

Cash and cash equivalents, end of period	$5,323,900	$4,619,788

See accompanying notes to financial statements.

BIGHORN GAS GATHERING, LLC
Notes to Condensed Financial Statements
(Unaudited)
(1)	Organization and Business

Bighorn Gas Gathering, LLC (the Company) is a Delaware limited liability company. The Company was formed in 1999, to construct and operate natural gas gathering lines and related facilities in the Powder River Basin of Northern Wyoming. As of June 30, 2007 and December 31, 2006, and for the six months ended June 30, 2007 and 2006, the members’ common equity interests were owned by the following:

Cantera Gas Holdings, LLC (Cantera), a subsidiary of Cantera Natural Gas, LLC	51%
Crestone Energy Ventures, LLC (Crestone Energy)	39%
Crestone Gathering Services, LLC (Crestone Gathering)	10%

100%

Contributions from the Company’s common members may be required from time to time, and are generally required from each member in proportion to their respective ownership percentage. In addition, members may propose capital additions to the Company’s gathering and transportation system. In the event that all members do not consent, consenting members will make capital contributions to the Company which will be used to fund the prospective capital addition. Such contributions are immediately re-allocated to the equity accounts of each member in proportion to their respective ownership interests. Consenting members are entitled to a priority distribution of up to 140% of the amount of capital contributed by such consenting members, as discussed below. Members’ liabilities are limited to the amount of capital contributed.

For the six months ended June 30, 2007, common members contributed $953,214, including $246,785 from Cantera related to non-consent capital projects. The $246,785 of additional capital contributed by Cantera was reallocated to common members, resulting in a $120,923 decrease in Cantera’s common member interest and a corresponding increase in the remaining members’ interests.

Priority distributions related to net recovery from non-consent capital projects are made in priority to common distributions. Once 140% of the capital contributed by consenting members has been distributed, net revenue from non-consent projects is distributable as common distributions. Common member distributions are made for cash flows from the Company’s operations, as defined in the member agreement, in proportion to the common member’s respective ownership interests. For the six months ended June 30, 2007, distributions to common members totaled $10,354,250, including priority distributions to Cantera of $1,354,250.

As noted above, net revenue from non-consent capital projects is attributable entirely to consenting members up to 140% of the contributed capital. Remaining income is allocated to common members in proportion to their respective ownership interests.

The accompanying unaudited condensed financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America for interim financial information and pursuant to the rules and regulations of the Security and Exchange Commission (SEC). Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to SEC regulations. The unaudited condensed financial statements reflect all adjustments and disclosures that are, in the opinion of management, necessary for a fair presentation. All such adjustments are of a normal recurring nature. These condensed financial statements should be read in conjunction with the audited financial statements and the notes thereto for the year ended December 31, 2006. The condensed statements of operations and cash flows for the six months ended June 30, 2007 are not necessarily indicative of the results of operations or cash flows expected for the full year.

(2)	Summary of Significant Accounting Policies
(a)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities, if any, at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(b)	Gas Gathering Operations

The Company’s revenue is derived from fees collected for gathering and transporting natural gas. Revenue is recognized once the Company can conclude it has evidence of an arrangement, the fees are fixed or determinable, collectibility is probable and delivery has occurred. The Company typically enters into long-term contracts that provide for per unit gathering and transportation fees. Fees are determined on a monthly basis based upon actual volumes and are recognized when the gas reaches the point of delivery. The Company assesses collectibility at the inception of an arrangement based upon credit ratings and prior collections history. In general, the Company conducts business with customers with whom the Company has a long collection history. As a result, the Company has not experienced significant credit losses, nor has its revenue recognition been impacted due to assessments of collectibility. Costs are expensed as incurred.

(c)	Concentration of Credit Risk

Substantially all of the Company’s accounts receivable at June 30, 2007 and December 31, 2006, result from gas-gathering and transporting fees earned from other companies in the oil and gas industry. This concentration of customers may impact the Company’s overall credit risk, either positively or negatively, in that these entities may be similarly affected by industry-wide changes in economic or other conditions. Such receivables are generally not collateralized. However, the Company performs credit evaluations on all its customers to minimize exposure to credit risk. During the six months ended June 30, 2007 and 2006, credit losses were not significant.

A substantial majority of the Company’s sales have historically been concentrated with two customers. As of June 30, 2007, trade accounts receivable include receivables from these customers representing 65.0% and 22.7% of total accounts receivable. As of December 31,

2006, trade accounts receivable include receivables from these customers representing 67.9% and 18.2% of total accounts receivable.
For the six months ended June 30, 2007, revenue includes sales to these customers representing 68.8% and 22.3% of total revenue. For the six months ended June 30, 2006, sales to these customers representing 68.7% and 22.8% of total revenue.

(d)	Income Taxes

Due to the Company’s limited liability status, the income tax consequences of the Company pass through to the individual members. Accordingly, no provision has been made for federal or state income taxes.

In July 2006, the FASB issued Financial Accounting Standards Board Interpretation Number 48, Accounting for Uncertainty in Income Taxes (FIN 48), effective January 1, 2007. The interpretation clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with Statement of Financial Accounting Standards Number 109, Accounting for Income Taxes. Specifically, the pronouncement prescribes a “more likely than not” recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance on the related de-recognition, classification, interest and penalties, accounting for interim periods, disclosure and transition of uncertain tax positions. The adoption of FIN 48 did not have a material effect on the Company’s financial position or results of operations.
(3)	Related-Party Transactions

The Company makes cash calls from the members for monthly capital expenditures. As of June 30, 2007 and December 31, 2006, accounts receivable includes $160,533 and $249,651, respectively, for outstanding cash calls from members.

During the six months ended June 30, 2007 and 2006, gathering and transportation services provided to Cantera accounted for approximately 2.8% and 3.2%, respectively, of the Company’s total revenue. As of June 30, 2007 and December 31, 2006, accounts receivable include $69,950 and $74,376, respectively, for these services.

As of June 30, 2007 and December 31, 2006, distributions payable to members totaled $5,136,301 and $5,054,070, respectively, consisting of $636,301 and $554,070 of priority distributions, respectively, and $4,500,000 and $4,500,000 of common distributions, respectively.

The Company pays Cantera management fees related to the operation and administration of the gathering system. For the six months ended June 30, 2007 and 2006, the Company incurred management fees totaling $136,818 and $130,302, respectively, which are included in operating and general and administrative expenses in the accompanying statements of operations. As of June 30, 2007 and December 31, 2006, accounts payable to Cantera consists of $55,272 and $47,161, respectively, related to such services and reimbursements of expenses.

(4)	Commitments and Contingencies

From time to time, the Company is involved in legal administrative proceedings or claims, which arise in the ordinary course of business. While such matters always contain an element of uncertainty, management believes that matters of which they are aware will not individually or in the aggregate have a material adverse effect on the Company’s financial position or results of operations.

     (4) Audited financial statements of Bighorn Gas Gathering, LLC as of December 31, 2006 and 2005 and for the years ended December 31, 2006, 2005 and 2004.
Independent Auditors’ Report
Members
Bighorn Gas Gathering, LLC:
We have audited the accompanying balance sheets of Bighorn Gas Gathering, LLC as of December 31, 2006 and 2005 and the related statements of operations, members’ equity, and cash flows for each of the years in the three-year period ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bighorn Gas Gathering, LLC as of December 31, 2006 and 2005, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Denver, Colorado
March 16, 2007

BIGHORN GAS GATHERING, LLC
Balance Sheets
December 31, 2006 and 2005

	2006	2005
Assets
Current assets:
Cash and cash equivalents	$6,277,192	2,670,417
Accounts receivable:
Trade	2,588,922	2,270,205
Cash calls from members	249,651	2,733,090
Related parties	74,376	83,485
Prepaid expenses	131,200	182,740

Total current assets	9,321,341	7,939,937
Property and equipment, net	94,369,030	94,018,413
Other assets	188,347	—

Total assets	$103,878,718	101,958,350

Liabilities and Members’ Equity

Current liabilities:
Accounts payable:
Trade	$579,706	1,085,640
Distributions payable to members	5,054,070	195,440
Related parties	47,161	198,450
Accrued liabilities	164,603	73,581

Total current liabilities	5,845,540	1,553,111

Commitments and contingencies (note 5)

Members’ equity	98,033,178	100,405,239

Total liabilities and members’ equity	$103,878,718	101,958,350

See accompanying notes to financial statements.

BIGHORN GAS GATHERING, LLC
Statements of Operations
Years ended December 31, 2006, 2005, and 2004

	2006	2005	2004
Gathering fee revenue	$25,859,596	18,428,149	15,628,747

Expenses:
Operating expenses	6,897,288	5,415,948	5,335,984
General and administrative	580,294	394,460	312,653
Settlement expense	222,399	—	—
Depreciation	3,881,570	3,679,660	3,764,539

Total expenses	11,581,551	9,490,068	9,413,176

Operating income	14,278,045	8,938,081	6,215,571

Other income:
Gathering contract settlement income	1,540,000	—	—
Interest income	185,916	86,730	—
Other income	14,377	35,942	52,352

Total other income	1,740,293	122,672	52,352

Net income	$16,018,338	9,060,753	6,267,923

See accompanying notes to financial statements.

BIGHORN GAS GATHERING, LLC
Statements of Members’ Equity
Years ended December 31, 2006, 2005, and 2004

	Preferred member interests		Common member interests
				Crestone	Crestone
	Preferred A	Preferred B	Cantera	Energy	Gathering
	member	member	Gas Co,	Ventures,	Services,
	interests	interests	Inc.	L.L.C.	L.L.C.	Total

Balance at January 1, 2004	$1,000,000	1,000,000	43,265,852	33,085,649	8,483,500	86,835,001
Contributions	—	—	3,330,440	946,024	242,570	4,519,034
Allocation of 2004 contributions	—	—	(1,025,733)	816,399	209,334	—
Distributions	(2,540,763)	—	(1,301,408)	(784,292)	(201,100)	(4,827,563)
Net income	2,540,763	—	2,035,991	1,346,032	345,137	6,267,923

Balance at December 31, 2004	1,000,000	1,000,000	46,305,142	35,409,812	9,079,441	92,794,395

Contributions	—	—	11,747,374	1,636,262	419,554	13,803,190
Allocation of 2005 contributions	—	—	(4,707,744)	3,327,427	1,380,317	—
Retirement of preferred interests	(1,000,000)	(1,000,000)	1,020,000	780,000	200,000	—
Distributions	(4,104,211)	—	(6,542,888)	(3,666,000)	(940,000)	(15,253,099)
Net income	4,104,211	—	3,384,792	1,250,985	320,765	9,060,753

Balance at December 31, 2005	—	—	51,206,676	38,738,486	10,460,077	100,405,239

Reallocation of beginning members’ interests	—	—	—	419,558	(419,558)	—
Contributions	—	—	4,254,149	645,768	165,583	5,065,500
Allocation of 2006 contributions	—	—	(1,670,743)	1,329,776	340,967	—
Distributions	—	—	(13,609,144)	(7,837,213)	(2,009,542)	(23,455,899)
Net income	—	—	9,815,983	4,936,564	1,265,791	16,018,338

Balance at December 31, 2006	$—	—	49,996,921	38,232,939	9,803,318	98,033,178

See accompanying notes to financial statements.

BIGHORN GAS GATHERING, LLC
Statements of Cash Flows
Years ended December 31, 2006, 2005, and 2004

	2006	2005	2004
Cash flow from operating activities:
Net income	$16,018,338	9,060,753	6,267,923
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,881,570	3,679,660	3,764,539
Gain on disposal of property and equipment	(4,000)	(36,514)	(24,763)
Changes in operating assets and liabilities:
Accounts receivable	(309,608)	(827,426)	(1,351,956)
Prepaid and other	60,801	95,949	(315,962)
Accounts payable	(657,223)	773,204	145,613
Accrued liabilities	91,022	(712,981)	543,539

Net cash provided by operating activities	19,080,900	12,032,645	9,028,933

Cash flow from investing activities:
Capital expenditures	(4,232,187)	(10,348,240)	(5,874,700)
Other assets	(197,608)	—	—
Proceeds from disposal of property and equipment	4,000	233,463	24,763

Net cash used in investing activities	(4,425,795)	(10,114,777)	(5,849,937)

Cash flow from financing activities:
Distributions to preferred members	—	(4,104,211)	(3,922,733)
Distributions to common members	(18,597,269)	(10,953,448)	(5,473,674)
Equity contributions from common members	7,548,939	13,325,394	4,519,034

Net cash used in financing activities	(11,048,330)	(1,732,265)	(4,877,373)

Net increase (decrease) in cash and cash equivalents	3,606,775	185,603	(1,698,377)

Cash and cash equivalents, beginning of year	2,670,417	2,484,814	4,183,191

Cash and cash equivalents, end of year	$6,277,192	2,670,417	2,484,814

See accompanying notes to financial statements.

BIGHORN GAS GATHERING, LLC
Notes to Financial Statements
December 31, 2006 and 2005
(1)	Organization and Business

Bighorn Gas Gathering, LLC (the Company) is a Delaware limited liability company. The Company was formed in 1999 to construct and operate natural gas gathering lines and related facilities in the Powder River Basin of Northern Wyoming. As of December 31, 2006, and for the years ended December 31, 2006, 2005, and 2004, the members’ common equity interests were owned by the following:

Cantera Gas Holdings, LLC (Cantera), a subsidiary of Cantera Natural Gas, LLC	51%
Crestone Energy Ventures, LLC (Crestone Energy)	39
Crestone Gathering Services, LLC (Crestone Gathering)	10

100%

Contributions from the Company’s common members may be required from time to time and are generally required from each member in proportion to their respective ownership percentage. In addition, members may propose capital additions to the Company’s gathering and transportation system. In the event that all members do not consent, consenting members will make capital contributions to the Company, which will be used to fund the prospective capital addition. Such contributions are immediately reallocated to the equity accounts of each member in proportion to their respective ownership interests. Consenting members are entitled to a priority distribution of up to 140% of the amount of capital contributed by such consenting members, as discussed below. Members’ liabilities are limited to the amount of capital contributed.
For the year ended December 31, 2006, common members contributed $5,065,499, including $3,409,680 from Cantera related to nonconsent capital projects. The $3,409,680 of additional capital contributed by Cantera was reallocated to common members, resulting in a $1,670,743 decrease in Cantera’s common member interest and a corresponding increase in the remaining members’ interests.
For the year ended December 31, 2005, common members contributed $13,803,190, including $4,104,211 from Cantera related to the retirement of preferred units discussed below, and $5,503,436 from Cantera related to nonconsent capital projects. The $9,607,647 of additional capital contributed by Cantera was reallocated to common members, resulting in a $4,707,747 decrease in Cantera’s common member equity and a corresponding increase in the remaining members’ equity.
For the year ended December 31, 2004, common members contributed $4,519,034, including $2,093,333 from Cantera related to non-consent capital projects. The $2,093,333 of additional capital contributed by Cantera was reallocated to common members, resulting in a $1,025,733 decrease in Cantera’s common member equity and a corresponding increase in the remaining members’ equity.
Through June 30, 2005, Crestone Gathering held the entire Preferred A member interest and Cantera held the entire Preferred B member interest. Distributions were made first to the preferred members based upon the Preferred Cash Flow, as defined in the operating agreement, generally based upon the number of wells connected to the Company’s system. During the year ended December 31, 2005, the Company paid the
(Continued)

BIGHORN GAS GATHERING, LLC
Notes to Financial Statements
December 31, 2006 and 2005
final distribution of $4,104,211 to the Preferred A member, and the preferred member units were retired, at which point the Preferred A and Preferred B member interests were allocated to the common members in proportion to their respective common membership interest.
Priority distributions related to net recovery from nonconsent capital projects are subordinated to preferred distributions, but are made in priority to common distributions. Once 140% of the capital contributed by consenting members has been distributed, net revenue from nonconsent projects is distributable as common distributions. Common member distributions are made for cash flows from the Company’s operations, as defined in the member agreement, in proportion to the common members’ respective ownership interests. For the year ended December 31, 2006, 2005, and 2004, distributions to common members totaled $23,455,899, $11,148,888, and $2,286,800, respectively, including priority distributions to Cantera of $3,360,481, $1,748,888, and $275,795, respectively.
As noted above, net revenue from nonconsent capital projects is attributable entirely to consenting members up to 140% of the contributed capital. Remaining income is allocated to common members in proportion to their respective ownership interests.
For the year ended December 31, 2006, the Company reallocated $419,558 of members’ interest from Crestone Gathering to Crestone Energy to correct the members’ relative interests.
(2)	Summary of Significant Accounting Policies
(a)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities, if any, at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(b)	Gas Gathering Operations

The Company’s revenue is derived from fees collected for gathering and transporting natural gas. Revenue is recognized once the Company can conclude it has evidence of an arrangement, the fees are fixed or determinable, collectibility is probable, and delivery has occurred. The Company typically enters into long-term contracts that provide for per unit gathering and transportation fees. Fees are determined on a monthly basis based upon actual volumes and are recognized when the gas reaches the point of delivery. The Company assesses collectibility at the inception of an arrangement based upon credit ratings and prior collections history. In general, the Company conducts business with customers with whom the Company has a long collection history. As a result, the Company has not experienced significant credit losses, nor has its revenue recognition been impacted due to assessments of collectibility. Costs are expensed as incurred.

(c)	Cash and Cash Equivalents

The Company considers all highly liquid cash investments with original maturities of three months or less when purchased to be cash equivalents.
(Continued)

BIGHORN GAS GATHERING, LLC
Notes to Financial Statements
December 31, 2006 and 2005
(d)	Imbalances

Imbalances result when the Company’s customers either over-or under-deliver natural gas to the Company’s system. In general, over-or under-delivery into the Company’s system is offset by the Company’s equivalent over-or under-delivery at the delivery points into the Ft. Union Gathering System, an affiliate of Cantera. Accordingly, at December 31, 2006 and 2005, the Company had no gas imbalances.

(e)	Property and Equipment

Property and equipment are recorded at cost. Maintenance and repairs are charged to expense as incurred. Expenditures that extend the useful lives of assets are capitalized. When assets are retired or otherwise disposed of, the costs of the assets and the related accumulated depreciation are removed from the accounts. Any gain or loss on retirements or dispositions is reflected in other income in the year in which the asset is disposed. Depreciation is provided on a straight-line basis over the estimated useful life for each asset. Effective January 1, 2005, the Company revised the estimated useful lives of certain equipment from 20 years to 30 years. As a result of the change in estimated lives, during the year ended December 31, 2005, the Company recorded $340,000 less depreciation expense than would have been recorded if the lives had not been revised. Property and equipment consists of the following:

		December 31
	Useful lives	2006	2005
Vehicles	3 years	$874,700	740,250
Computer and communication equipment	5 years	483,338	483,338
Pipeline materials	N/A	26,244	228,726
Gathering lines and related equipment	30 years	113,780,503	109,480,284

		115,164,785	110,932,598
Less accumulated depreciation		(20,795,755)	(16,914,185)

Net property and equipment		$94,369,030	94,018,413

(f)	Asset Impairment

The Company evaluates its long-lived assets to be held and used for impairment whenever events or circumstances indicate the carrying value may not be recoverable. An impairment loss is recorded for assets to be held and used when the carrying amount is not recoverable from future estimated undiscounted cash flows and exceeds the fair value. Assets classified as held-for-sale are recorded at the lower of the carrying amount or fair value less cost to sell. During the years ended December 31, 2006, 2005, and 2004, no impairments of the Company’s long-lived assets were recorded.
(Continued)

BIGHORN GAS GATHERING, LLC
Notes to Financial Statements
December 31, 2006 and 2005
(g)	Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, accounts receivable, accounts payable, and other current liabilities. The carrying amounts of financial instruments approximate fair value due to their short maturities.

(h)	Concentration of Credit Risk

Substantially all of the Company’s accounts receivable at December 31, 2006 and 2005 result from gas-gathering and transporting fees earned from other companies in the oil and gas industry. This concentration of customers may impact the Company’s overall credit risk, either positively or negatively, in that these entities may be similarly affected by industry-wide changes in economic or other conditions. Such receivables are generally not collateralized. However, the Company performs credit evaluations on all its customers to minimize exposure to credit risk. During the years ended December 31, 2006, 2005, and 2004, credit losses were not significant.

As of December 31, 2006, trade accounts receivable include receivables from two customers representing 67.9% and 18.2% of total accounts receivable. As of December 31, 2005, trade accounts receivable include receivables from three customers representing 39.5%, 26.8%, and 14.2% of total accounts receivable.

For the year ended December 31, 2006, revenue includes sales to two customers representing 69.4% and 22.3% of total revenue. For the year ended December 31, 2005, sales to two customers represented 60.1% and 28.1% of total revenue. For the year ended December 31, 2004, sales to two customers represented 57.7% and 28.2% of total revenue.

(i)	Income Taxes

Due to the Company’s limited liability status, the income tax consequences of the Company pass through to the individual members. Accordingly, no provision has been made for federal or state income taxes.

(j)	Reclassifications

Certain reclassifications have been made to the 2004 and 2005 statements to conform to the 2006 presentation.
(Continued)

BIGHORN GAS GATHERING, LLC
Notes to Financial Statements
December 31, 2006 and 2005
(3)	Operating Leases

The Company leases certain equipment for use on its gathering system under month-to-month and long term operating leases. The following is a schedule of future minimum rental payments required under operating leases as of December 31, 2006. At the end of the current lease terms, substantially all leases convert to month-to-month leases.

Year ending December 31:
2007	$653,232
2008	15,300

$668,532

For the years ended December 31, 2006, 2005, and 2004, rent expense totaled $1,837,005, $1,355,581, and $1,744,000, respectively.

(4)	Related-Party Transactions

The Company makes cash calls from the members for monthly capital expenditures. As of December 31, 2006 and 2005, accounts receivable includes $249,651 and $2,733,090, respectively, for outstanding cash calls from members.

During the years ended December 31, 2006, 2005, and 2004, gathering and transportation services provided to Cantera accounted for approximately 3%, 5%, and 3%, respectively, of the Company’s total revenue. As of December 31, 2006 and 2005, accounts receivable include $74,376 and $83,485, respectively, for these services.

As of December 31, 2006 and 2005, distributions payable to members totaled $5,054,070 and $195,440, respectively, consisting of $554,070 and $195,440 of priority distributions, respectively, and $4,500,000 and $0 of common distributions, respectively.

The Company pays Cantera management fees related to the operation and administration of the gathering system. For the years ended December 31, 2006, 2005, and 2004, the Company reflected in operating expenses and general and administrative management fees totaling $549,707, $396,200, and $385,320, respectively.

As of December 31, 2006 and 2005, the Company had accounts payable to Cantera of $47,161 and $198,450, respectively. Of the amount due Cantera, $47,161 and $50,146, respectively, related to services and reimbursements of expenses. The remainder of the December 31, 2005 balance of $148,304 includes amounts due to members for imbalance cash-outs.
(Continued)

BIGHORN GAS GATHERING, LLC
Notes to Financial Statements
December 31, 2006 and 2005
(5)	Commitments and Contingencies

From time to time, the Company is involved in legal administrative proceedings or claims, which arise in the ordinary course of business. While such matters always contain an element of uncertainty, management believes that matters of which they are aware will not individually or in the aggregate have a material adverse effect on the Company’s financial position or results of operations.

On August 22, 2006, the Company settled a lawsuit with First Source/Western Gas Resources. As a result of the settlement, First Source paid the Company $1,540,000 in cash to obtain a release of any and all counterclaims the Company had against First Source and to obtain cancellation of the Gas Gathering Agreement, dated as of September 1, 2000, between First Source and the Company. The gathering contract settlement income is reflected in other income in the Company’s statements of operations for the year ended December 31, 2006. First Source’s lands formerly dedicated to the Company and acquired by a third party were rededicated to the Company. During the course of the settlement, the Company incurred $222,399 of legal fees.

     (5) Unaudited financial statements of Fort Union Gas Gathering, LLC as of June 30, 2007 and December 31, 2006 and for the six months ended June 30, 2007 and 2006.
FORT UNION GAS GATHERING, LLC
Condensed Balance Sheets
(Unaudited)

	June 30, 2007	December 31, 2006
Assets
Current assets:
Cash and cash equivalents	$10,406,687	$8,358,149
Accounts receivable:
Trade	201,443	120,471
Due from related parties	1,365,393	3,274,456
Prepaid expenses and other	211,698	66,961

Total current assets	12,185,221	11,820,037

Property and equipment, net	89,691,865	50,886,824
Deferred financing costs, net of accumulated amortization of $1,598,107 and $1,469,460 for 2007 and 2006, respectively	1,545,194	610,009

Total assets	$103,422,280	$63,316,870

Liabilities and Members’ Equity

Current liabilities:
Current portion of long-term debt	$7,807,636	$7,533,636
Accounts payable:
Trade	408,378	1,706,768
Due to related parties	38,576,146	7,013
Distributions payable to members	5,000,000	4,000,000
Accrued liabilities	3,461,464	3,020,136

Total current liabilities	55,253,624	16,267,553

Long-term debt, net of current portion	11,655,571	14,633,174
Interest rate swap agreements	130,365	232,381

Total liabilities	67,039,560	31,133,108

Commitments and contingencies (note 6)

Members’ equity	36,382,720	32,183,762

Total liabilities and members’ equity	$103,422,280	$63,316,870

See accompanying notes to financial statements.

FORT UNION GAS GATHERING, LLC
Condensed Statements of Operations
(Unaudited)

	For the Six Months Ended June 30,
	2007	2006

Gathering fee revenue	$16,873,551	$15,011,420

Costs and expenses:
Operating	1,103,851	850,374
General and administrative	274,081	296,885
Depreciation	1,048,786	999,561

Total costs and expenses	2,426,718	2,146,820

Operating income	14,446,833	12,864,600

Other income (expense):
Interest income	96,503	62,186
Interest expense	(844,528)	(758,714)
Other income	150	—

Total other income (expense)	(747,875)	(696,528)

Net income	$13,698,958	$12,168,072

See accompanying notes to financial statements.

FORT UNION GAS GATHERING, LLC
Condensed Statements of Members’ Equity
For the Six Months Ended June 30, 2007
(Unaudited)

	Member Interests
		Crestone
	Cantera	Powder	Western Gas
	Gas Holdings,	River,	Resources,
	L.L.C.	L.L.C.	L.L.C.	Bargath, Inc.	Total

Balance at January 1, 2007	$11,920,865	$11,920,865	$4,766,416	$3,575,616	$32,183,762

Distributions	(3,518,800)	(3,518,800)	(1,406,950)	(1,055,450)	(9,500,000)
Net income	5,074,094	5,074,094	2,028,816	1,521,954	13,698,958

Balance at June 30, 2007	$13,476,159	$13,476,159	$5,388,282	$4,042,120	$36,382,720

See accompanying notes to financial statements.

FORT UNION GAS GATHERING, LLC
Condensed Statements of Cash Flows
(Unaudited)

	For the Six Months Ended June 30,
	2007	2006

Cash flow from operating activities:
Net income	$13,698,958	$12,168,072
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,048,786	999,561
Amortization	128,647	110,910
Net unrealized (gain) loss on interest rate swaps	(102,016)	(401,479)
Changes in operating assets and liabilities:
Accounts receivable	1,828,091	(456,224)
Prepaid expenses	(144,737)	(105,282)
Accounts payable	(904,377)	(155,047)
Accrued liabilities	441,328	2,226,669

Net cash provided by operating activities	15,994,680	14,387,180

Cash flow from investing activities:
Capital expenditures	(1,678,707)	(1,120,000)

Net cash used in investing activities	(1,678,707)	(1,120,000)

Cash flow from financing activities:
Distributions to Common Members	(8,500,000)	(8,800,000)
Proceeds from long-term debt	1,000,000	—
Payments on long-term debt	(3,703,603)	(3,434,360)
Deferred financing costs	(1,063,832)	—

Net cash used in financing activities	(12,267,435)	(12,234,360)

Net increase in cash and cash equivalents	2,048,538	1,032,820

Cash and cash equivalents, beginning of period	8,358,149	7,811,232

Cash and cash equivalents, end of period	$10,406,687	$8,844,052

Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$817,897	$1,049,283

Capital expenditures funded by members	$38,175,720	$—
See accompanying notes to financial statements.

FORT UNION GAS GATHERING, LLC
Notes to Condensed Financial Statements
(Unaudited)
(1)	Organization and Business

Fort Union Gas Gathering, LLC (the Company) is a Delaware limited liability company. The Company was formed in 1999, to construct and operate a natural gas gathering line in the Powder River Basin of northern Wyoming.

The members and common member interests of the Company at June 30, 2007 and December 31, 2006, and for the six months ended June 30, 2007 and 2006, are as follows:

Cantera Gas Holdings, L.L.C. (Cantera), a subsidiary of Cantera Natural Gas, LLC	37.04%
Crestone Powder River, L.L.C. (Crestone)	37.04%
Western Gas Wyoming, L.L.C. (Western)	14.81%
Bargath, Inc. (Bargath)	11.11%

100.00%

Pursuant to the operating agreement among the members, profits and losses are allocated among the common member interests in proportion to their respective equity interest. Distributions are made to members as defined in the operating agreement based on the above equity interests. Members’ liabilities are limited to the amount of capital contributed.

The accompanying unaudited condensed financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America for interim financial information and pursuant to the rules and regulations of the Security and Exchange Commission (SEC). Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to SEC regulations. The unaudited condensed financial statements reflect all adjustments and disclosures that are, in the opinion of management, necessary for a fair presentation. All such adjustments are of a normal recurring nature. These condensed financial statements should be read in conjunction with the audited financial statements and the notes thereto for the year ended December 31, 2006. The condensed statements of operations and cash flows for the six months ended June 30, 2007 are not necessarily indicative of the results of operations or cash flows expected for the full year.

(2)	Summary of Significant Accounting Policies
(a)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities, if any, at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(b)	Gas Gathering Operations

The Company’s revenue is derived from fees collected for transporting natural gas. Revenue is recognized once the Company can conclude it has evidence of an arrangement, the fees are fixed or determinable, collectibility is probable and delivery has occurred. The Company typically enters into long-term contracts that provide for per unit transportation fees. Fees are determined on a monthly basis based upon actual delivered volumes. The Company assesses collectibility at the inception of an arrangement based upon credit ratings and prior collections history. In general, the Company conducts business with a static customer base with whom the Company has a long collection history. As a result, the Company has not experienced significant credit losses, nor has its revenue recognition been impacted due to assessments of collectibility. Costs are expensed as incurred.

(c)	Fuel

The Company is entitled to recoup fuel costs from shippers based upon actual fuel used in operations. The Company collects fuel charges based upon estimated fuel costs, which are adjusted periodically to account for differences between estimated fuel charges and actual fuel used. Any accumulated differences are recorded as an asset or liability to the shippers. The Company records receivables and payables based upon the fair market price of fuel in the month in which the differences were generated. As the fuel rates are adjusted to account for historical differences, the Company reduces the receivable or payable at the current month average price. As of June 30, 2007 and December 31, 2006, the Company had net fuel payables of approximately $3,195,197 and $3,010,483, respectively, that are reflected in the accompanying balance sheets as accrued liabilities.

(d)	Concentration of Credit Risk

Substantially all of the Company’s accounts receivable at June 30, 2007 and December 31, 2006, result from the transportation of gas earned from other companies in the oil and gas industry. This concentration of customers may impact the Company’s overall credit risk, either positively or negatively, in that these entities may be similarly affected by industry-wide changes in economic or other conditions. Such receivables are generally not collateralized.

As of June 30, 2007, trade accounts receivable include receivables from four members (or their affiliates) representing 31.6%, 23.8%, 15.8% and 15.4% of total accounts receivable. As of December 31, 2006, trade accounts receivable include receivables from three members (or their affiliates) representing 40.1%, 25.7% and 23.9% of total accounts receivable. Substantially all of the Company’s revenues are from the Company’s members or their affiliates. The portion of gathering fee revenue attributable to the members or their affiliates was as follows:

	For the Six Months Ended June 30,
	2007	2006
Cantera	22.6%	18.3%
Crestone	22.9%	26.0%
Western	29.0%	33.4%
Bargath	24.0%	20.5%

Total	98.5%	98.2%

(e)	Income Taxes
Due to the Company’s limited liability status, the tax consequences of the Company pass through to the individual members. Accordingly, no provision has been made for federal, state, or local taxes.

The Company adopted Financial Accounting Standards Board Interpretation Number 48, Accounting for Uncertainty in Income Taxes (FIN 48), effective January 1, 2007. The interpretation clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with Statement of Financial Accounting Standards Number 109, Accounting for Income Taxes. Specifically, the pronouncement prescribes a “more likely than not” recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance on the related de-recognition, classification, interest and penalties, accounting for interim periods, disclosure and transition of uncertain tax positions. The adoption of FIN 48 did not have a material effect on the Company’s financial position or results of operations.
(3)	Interest Rate Swaps

As of June 30, 2007 and December 31, 2006, the Company had interest rate swap agreements for $14,588,327 and $17,517,696, respectively, of debt. The Company is the fixed rate payor in these agreements at fixed rates ranging from 5.98% to 5.99%. The interest rate swaps reprice concurrent with the repricing of the related debt, thus the variable rate portion of the swap agreements will always equal the base rate in the debt agreement. The purpose of these swap agreements is to hedge the interest rate risk associated with the variable interest rate of the outstanding debt. The counter parties to these swap agreements are the same banks who hold the notes payable described in Note 4. These swap agreements have identical maturity, amortization of loan balance, and floating interest rates as the notes payable.

The fair value of these interest rate swaps is determined based on the amount at which the fixed interest rate differs from the quoted market rate. As of June 30, 2007 and December 31, 2006, the fair value of these interest rate swaps was a liability of $130,365 and $232,381, respectively. Changes in the fair value of the interest rate swaps are recorded as adjustments to interest expense. During the six months ended June 30, 2007 and 2006, the Company paid settlements of $53,466 and $140,322, respectively, under these swap agreements, which were recorded as interest expense.

(4)	Debt

On April 30, 2007, the Company refinanced its existing $20,000,000 credit facility to include an additional $115,000,000 revolving line of credit that converts to a term loan. In addition, certain terms of the existing borrowings were modified. However, the refinancing did not result in a significant modification to the outstanding debt and therefore no gain or loss was recognized. In connection with the refinancing, the Company incurred $1,063,832 of costs that have been capitalized and are being amortized as additional interest expense over the term of the debt. Long-term debt consists of the following:

	June 30,	December 31,
	2007	2006
Note payable to banks: due September 30, 2009; secured by all of the fixed assets of the Company; escalating principal payments and interest are due quarterly; commencing April 30, 2007, interest payable at LIBOR plus 1.5%; previously payable at LIBOR plus an escalating margin as set forth in the debt agreement (6.80% at June 30, 2007)	$11,671,674	$14,020,101

Note payable to banks; due September 30, 2009; secured by all of the fixed assets of the Company; escalating principal payments and interest are due quarterly; commencing April 30, 2007, interest payable at LIBOR plus 1.5%; previously payable at LIBOR plus an escalating margin as set forth in the debt agreement (6.80% at June 30, 2007)	6,791,533	8,146,709

Note payable to banks; due April 30, 2013; secured by all of the fixed assets of the Company; interest-only payments due quarterly on revolving line of credit that converts to a term loan on July 31, 2008; thereafter, escalating principal payments and interest are due quarterly; interest payable at Prime plus .5% (8.75% at June 30, 2007)	1,000,000	—

	19,463,207	22,166,810

Less current portion	7,807,636	7,533,636

Long-term debt	$11,655,571	$14,633,174

Among other covenants and restrictions, the Company must maintain a certain debt service ratio and must submit written notice to the banks for distributions to members and reimbursement of administrative and management fees.

(5)	Transactions With Affiliated/Related Parties

The Company purchases certain services from Western and Cantera. These services include management and administrative services related to the operations of the gathering system. For the six months ended June 30, 2007 and 2006, reflected in operating and general and administrative expenses are amounts incurred by the Company, including $373,635 and $346,695, respectively, for reimbursement of actual expenses paid by Western, and approximately $43,056 and $42,078, respectively, for reimbursement of actual expenses paid by Cantera. Accounts payable as of June 30, 2007 and December 31, 2006 included $400,426 and $7,013, respectively, for amounts due for such services.

As of June 30, 2007, accounts payable to related parties also included $38,175,720 due to members for capital expenditures paid by members on behalf of the Company related to the Company’s pipeline expansion. The Company has accrued $5,000,000 and $4,000,000, respectively, for distributions due to Common Members as of June 30, 2007 and December 31, 2006.

As of June 30, 2007 and December 31, 2006, accounts

receivable from related parties includes $1,365,393 and $3,274,456, respectively, receivable from these members.

(6)	Commitments and Contingencies

From time to time, the Company is involved in legal administrative proceedings or claims, which arise in the ordinary course of its business. While such matters always contain an element of uncertainty, management believes that matters of which they are aware will not individually or in the aggregate have a material adverse effect on the Company’s financial position or results of operations.

     (6) Audited financial statements of Fort Union Gas Gathering, LLC as of and for the year ended December 31, 2006.
Report of Independent Registered Public Accounting Firm
Members
Fort Union Gas Gathering, LLC:
We have audited the accompanying balance sheet of Fort Union Gas Gathering, LLC (a Delaware corporation) as of December 31, 2006, and the related statements of operations, members’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fort Union Gas Gathering, LLC as of December 31, 2006, and the results of its operations and its cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Denver, Colorado
March 16, 2007

FORT UNION GAS GATHERING, LLC
Balance Sheet
December 31, 2006

Assets
Current assets:
Cash and cash equivalents	$8,358,149
Accounts receivable:
Trade	120,471
Due from related parties	3,274,456
Prepaid expenses and other	66,961

Total current assets	11,820,037

Property and equipment, net	50,886,824
Deferred financing costs, net of accumulated amortization of $1,469,460	610,009

Total assets	$63,316,870

Liabilities and Members’ Equity
Current liabilities:
Current portion of long-term debt	$7,533,636
Accounts payable:
Trade	1,706,768
Due to related parties	7,013
Distributions payable to Members	4,000,000
Accrued liabilities	3,020,136

Total current liabilities	16,267,553

Long-term debt, net of current portion	14,633,174
Interest rate swap agreements	232,381

Total liabilities	31,133,108

Commitments and contingencies (note 6)
Members’ equity	32,183,762

Total liabilities and members’ equity	$63,316,870

See accompanying notes to financial statements.

FORT UNION GAS GATHERING, LLC
Statement of Operations
Year ended December 31, 2006

Gathering fee revenue	$30,987,817

Costs and expenses:
Operating	1,679,637
General and administrative	530,387
Depreciation	2,000,306

Total costs and expenses	4,210,330

Operating income	26,777,487

Other income (expenses):
Interest income	166,907
Interest expense	(1,880,813)
Other income	10,522

(1,703,384)

Net income	$25,074,103

See accompanying notes to financial statements.

FORT UNION GAS GATHERING, LLC
Statement of Members’ Equity
Year ended December 31, 2006

	Member interests
			Crestone
	Cantera	Cantera	Powder	Western Gas
	Gas Holdings,	Natural Gas,	River,	Resources,
	L.L.C.	L.L.C.	L.L.C.	L.L.C.	Bargath, Inc.	Total
Balance at January 1, 2006	$9,117,777	108,202	9,225,978	3,689,724	2,767,978	24,909,659

Transfer CNG interest to Cantera Gas Holdings	300,613	(300,613)	—	—	—	—
Distributions	(6,415,040)	(178,080)	(6,593,120)	(2,636,180)	(1,977,580)	(17,800,000)
Net income	8,917,515	370,491	9,288,007	3,712,872	2,785,218	25,074,103

Balance at December 31, 2006	$11,920,865	—	11,920,865	4,766,416	3,575,616	32,183,762

See accompanying notes to financial statements.

FORT UNION GAS GATHERING, LLC
Statement of Cash Flows
Year ended December 31, 2006

Cash flow from operating activities:
Net income	$25,074,103
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,000,306
Amortization	221,820
Net unrealized gain on interest rate swaps	(334,815)
Changes in operating assets and liabilities:
Accounts receivable	(859,607)
Prepaid expenses	(24,928)
Accounts payable	373,370
Accrued liabilities	1,375,342

Net cash provided by operating activities	27,825,591

Cash flow from investing activities:
Capital expenditures	(2,980,778)

Net cash used in investing activities	(2,980,778)

Cash flow from financing activities:
Distributions to Common Members	(17,311,000)
Payments on long-term debt	(6,986,896)

Net cash used in financing activities	(24,297,896)

Net increase in cash and cash equivalents	546,917

Cash and cash equivalents, beginning of year	7,811,232

Cash and cash equivalents, end of year	$8,358,149

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$1,993,808
See accompanying notes to financial statements.

FORT UNION GAS GATHERING, LLC
Notes to Financial statements
December 31, 2006
(1)	Organization and Business

Fort Union Gas Gathering, LLC (the Company) is a Delaware limited liability company. The Company was formed in 1999, to construct and operate a natural gas gathering line in the Powder River Basin of northern Wyoming.

The members and common member interests of the Company at December 31, 2006 are as follows:

Cantera Gas Holdings, L.L.C. (Cantera), a subsidiary of Cantera Natural Gas, LLC	37.04%
Crestone Powder River L.L.C. (Crestone)	37.04
Western Gas Resources, L.L.C. (Western)	14.81
Bargath, Inc. (Bargath)	11.11

100.00%

Pursuant to the operating agreement among the members, profits and losses are allocated among the common member interests in proportion to their respective equity interest. Distributions are made to members as defined in the operating agreement based on the above equity interest. Members’ liabilities are limited to the amount of capital contributed.

(2)	Summary of Significant Accounting Policies
(a)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities, if any, at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(b)	Gas Gathering Operations

The Company’s revenue is derived from fees collected for transporting natural gas. Revenue is recognized once the Company can conclude it has evidence of an arrangement, the fees are fixed or determinable, collectibility is probable and delivery has occurred. The Company typically enters into long-term contracts that provide for per unit transportation fees. Fees are determined on a monthly basis based upon actual volumes. The Company assesses collectibility at the inception of an arrangement based upon credit ratings and prior collections history. In general, the Company conducts business with a static customer base with whom the Company has a long collection history. As a result, the Company has not experienced significant credit losses, nor has its revenue recognition been impacted due to assessments of collectibility. Costs are expensed as incurred.

(c)	Cash and Cash Equivalents

The Company considers all highly liquid cash investments with original maturities of three months or less when purchased to be cash equivalents.
(Continued)

FORT UNION GAS GATHERING, LLC
Notes to Financial statements
December 31, 2006
(d)	Imbalances

Gas imbalances represent differences between gas receipts from customers (shippers) and gas deliveries to pipelines. Natural gas imbalances are settled in natural gas volumes, subject to the various contract terms. These contract terms allow the Company to change fuel retention rates charged to its customers to adjust for volumetric differences between shippers and pipeline imbalances. The Company values gas imbalances at the appropriate market price. The pipelines into which the Company delivers the majority of transported volumes settle all imbalances on a monthly basis. The Company in turn settles all imbalances with shippers on the Company’s system on a monthly basis. Accordingly at December 31, 2006, the Company did not have any imbalances with third parties.

(e)	Fuel

The Company is entitled to recoup fuel costs from shippers based upon actual fuel used in operations. The Company collects fuel charges based upon estimated fuel costs, which are adjusted periodically to account for differences between estimated fuel charges and actual fuel used. Any accumulated differences are recorded as an asset or liability to the shippers. The Company records receivables and payables based upon the fair market price of fuel in the month in which the differences were generated. As the fuel rates are adjusted to account for historical differences, the Company reduces the receivable or payable at the current month average price. At December 31, 2006, the Company had a net fuel payable of $3,010,483.

(f)	Property and equipment

The Company capitalizes additions and betterments to the gathering system at cost. Normal repairs and maintenance are expensed as incurred. The assets are depreciated using the straight-line method over the estimated useful life of the gathering system (30 years). Gathering system includes the following at December 31, 2006:

	Useful lives
Property and equipment	30 years	$64,034,805
Computers and office equipment	3-5 years	6,742

		64,041,547

Less accumulated depreciation		(13,154,723)

Property and equipment, net		$50,886,824

(g)	Asset Impairment

The Company evaluates its long-lived assets to be held and used for impairment whenever events or circumstances indicate the carrying value may not be recoverable. An impairment loss is recorded for assets to be held and used when its carrying amount is not recoverable from future estimated cash flows and exceeds its fair value. Assets classified as held-for-sale are recorded at the lower of their carrying amount or fair value less cost to sell. During the year ended December 31, 2006, management identified no indications of potential impairment of the Company’s long-lived assets.
(Continued)

FORT UNION GAS GATHERING, LLC
Notes to Financial statements
December 31, 2006
(h)	Deferred Financing Costs

Costs associated with securing debt are capitalized and amortized over the term of the associated debt. During the year ended December 31, 2006, the Company recorded interest expense of $221,820 from the amortization of deferred financing costs.

(i)	Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, accounts receivable, accounts payable, other current liabilities, long-term debt, and interest rate swaps. Except for long-term debt, the carrying amounts of financial instruments approximate fair value due to their short maturities. The interest rate swaps are recorded at fair value in the accompanying balance sheet, as a $232,381 liability at December 31, 2006 reflecting a cumulative unrealized loss. At December 31, 2006, based on rates available for similar types of debt, the fair value of long-term debt approximated its carrying amount.

(j)	Concentration of Credit Risk

Substantially all of the Company’s accounts receivable at December 31, 2006 result from the transportation of gas earned from other companies in the oil and gas industry. This concentration of customers may impact the Company’s overall credit risk, either positively or negatively, in that these entities may be similarly affected by industrywide changes in economic or other conditions. Such receivables are generally not collateralized.

Trade accounts receivable for 2006 includes receivables from three members (or their affiliates) representing 40.1%, 25.7%, and 23.9% of total accounts receivable.

Substantially all of the Company’s revenues are from the Company’s members or their affiliates. The portion of revenue for 2006 that included transport fees from the members and affiliates is as follows:

Cantera	18.1%
Crestone	24.7
Western	34.4
Bargath	21.1

98.3%

(k)	Income Taxes

Due to the Company’s limited liability status, the tax consequences of the Company pass through to the individual members. Accordingly, no provision has been made for federal, state, or local taxes.

(l)	Comprehensive Income

Comprehensive income includes all changes in equity during a period from nonowner sources. During the year ended December 31, 2006, there were no transactions that were required to be reported as adjustments to net income to determine comprehensive income.
(Continued)

FORT UNION GAS GATHERING, LLC
Notes to Financial statements
December 31, 2006
(m)	Derivative Financial Instruments

The Company recognizes derivative financial instruments in the balance sheet as either an asset or liability measured at fair value. Changes in the derivative’s fair value are recognized currently in earnings unless specific hedge accounting criteria are met. If derivative financial instruments qualify for hedge accounting, unrealized gains and losses are recorded as a component of accumulated other comprehensive income in the statement of members’ equity.
(3)	Interest Rate Swaps

The Company had interest rate swap agreements in place at December 31, 2006 covering $17,517,696 of debt. The Company is the fixed rate payor in these agreements at fixed rates ranging from 5.98% to 5.99%. The interest rate swaps reprice concurrent with the repricing of the related debt, thus the variable rate portion of the swap agreements will always equal the base rate in the debt agreement. The purpose of these swap agreements is to hedge the interest rate risk associated with the variable interest rate of the outstanding debt. The counter parties to these swap agreements are the same banks who hold the notes payable described in note 4. These swap agreements have identical maturity, amortization of loan balance, and floating interest rates as the notes payable.

The fair value of these interest rate swaps is determined based on the amount at which the fixed interest rate differs from the quoted market rate. At December 31, 2006, the fair value of these interest rate swaps was a liability of approximately $232,381. During the year ended December 31, 2006, the Company paid settlements of approximately $195,093 under these swap agreements, which were recorded as increases to interest expense.

(4)	Debt

Long-term debt consists of the following notes payable at December 31, 2006:

Note payable to two banks; due September 30, 2009; secured by all of the fixed assets of the Company; escalating principal payments and interest are due quarterly; interest payable at LIBOR plus an escalating margin as set forth in the debt agreement (approximately 7.0% at December 31, 2006)	$14,020,101
Note payable to two banks; due September 30, 2009; secured by all of the fixed assets of the Company; escalating principal payments and interest are due quarterly; interest at LIBOR plus an escalating margin as set forth in the debt agreement (approximately 7.0% at December 31, 2006)	8,146,709

22,166,810

Less current portion	7,533,636

Long-term debt	$14,633,174

(Continued)

FORT UNION GAS GATHERING, LLC
Notes to Financial statements
December 31, 2006
Among other covenants and restrictions, the Company must maintain a certain debt service ratio and must submit written notice to the banks for distribution to members and reimbursement of administrative and management fees.
Future maturities of long-term debt at December 31, 2006 are as follows:

Year ending December 31:
2007	$7,533,636
2008	8,114,732
2009	6,518,442

$22,166,810

(5)	Transactions with Affiliated/Related Parties

The Company purchases certain services from Western and Cantera. These services include management and administrative services related to the operations of the gathering system. In 2006, the Company incurred approximately $667,108 for reimbursement of actual expenses paid by Western and approximately $78,000 for reimbursement of actual expenses paid to Cantera.

During the year ended December 31, 2006, the five members of the Company accounted for substantially all of the Company’s total revenue. At December 31, 2006, accounts receivable includes approximately $3,274,456 due from these members. Accounts payable due to related parties at December 31, 2006 includes $7,013 due to members primarily for services rendered. Distributions due to Common Members at December 31, 2006 totaled $4,000,000.

(6)	Commitments

The Company has various operating leases for office facilities and equipment, which all have month-to-month terms. Total rental expense charged to operations during 2006 was $31,766.

From time to time, the Company is involved in legal administrative proceedings or claims, which arise in the ordinary course of its business. While such matters always contain an element of uncertainty, management believes that matters of which they are aware will not individually or in the aggregate have a material adverse effect on the Company’s financial position or results of operations.

     (b) Pro Forma Financial Information.
     Unaudited pro forma consolidated financial statements as of June 30, 2007 and for the year ended December 31, 2006 and the six months ended June 30, 2007.
COPANO ENERGY, L.L.C. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
Introduction
     Following are the unaudited pro forma consolidated financial statements of Copano Energy, L.L.C. and its subsidiaries (“Copano”) as of June 30, 2007, and for the year ended December 31, 2006 and for the six months ended June 30, 2007. The pro forma financial information gives effect to Copano’s acquisition of Cantera Natural Gas, LLC (“Cantera”) and the related private placements of equity, the incurrence of debt and other related transactions (collectively, the “Transactions”). The unaudited pro forma consolidated balance sheet assumes that the Transactions occurred as of June 30, 2007, and the unaudited pro forma consolidated statements of operations for the year ended December 31, 2006 and for the six months ended June 30, 2007 assume that the Transactions occurred on January 1, 2006. The Transaction adjustments are described in the accompanying notes to the unaudited pro forma consolidated financial statements.
     The unaudited pro forma consolidated financial statements and accompanying notes should be read together with Copano’s related historical consolidated financial statements and notes thereto included in its Annual Report on Form 10-K for the year ended December 31, 2006 and its Quarterly Reports on Form 10-Q for the periods ended March 31, 2007 and June 30, 2007, as filed with the Securities and Exchange Commission, and Cantera’s related historical financial statements and the notes thereto beginning on page 1. The unaudited pro forma consolidated balance sheet and the unaudited pro forma consolidated statements of operations were derived by adjusting the historical consolidated financial statements of Copano and Cantera. These adjustments are based on currently available information and certain estimates and assumptions and, therefore, the actual effects of the Transactions may differ from the effects reflected in the unaudited pro forma consolidated financial statements. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the Transactions as contemplated, and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited consolidated pro forma financial statements.
     The acquisition of Cantera will be accounted for using the purchase method of accounting. The unaudited pro forma consolidated financial information presented, including allocations of purchase price, is based on preliminary estimates of fair values of assets acquired and liabilities assumed, available information and assumptions and will be revised as additional information becomes available. A final determination of these fair values will reflect our consideration of a final valuation prepared by a third party appraiser. The actual adjustments to our consolidated financial statements upon the closing of the Transactions will depend on a number of factors, including additional information available and our net assets at closing of the Transactions. Therefore, the actual adjustments will differ from the pro forma adjustments, and the differences may be material.
     The unaudited pro forma consolidated financial statements are not necessarily indicative of the consolidated financial condition or results of operations of Copano had the Transactions actually been completed at the beginning of the period or as of the date specified. Moreover, the unaudited pro forma consolidated financial statements do not project consolidated financial position or results of operations of Copano for any future period or at any future date.

COPANO ENERGY, L.L.C.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
JUNE 30, 2007

	Historical	Historical	Transactions
	Copano	Cantera	Adjustments		Pro Forma
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$45,886	$24,142	$157,125	(a)	$70,028
			177,875	(a)
			(4,175	)(c)
			300,000	(d)
			(8,469	)(d)
			(622,356	)(e)

Accounts receivable, net	94,233	13,699	—		107,932
Risk management assets	9,823	—	—		9,823
Prepayments and other current assets	2,244	2,362	—		4,606

Total current assets	152,186	40,203	—		192,389

Property, plant and equipment, net	658,406	5,697	18,660	(e)	682,763
Intangible assets, net	137,688	—	61,100	(e)	198,788
Investment in unconsolidated affiliates	18,428	43,799	576,916	(e)	639,143
Risk management assets	23,878	—	—		23,878
Other assets, net	12,664	177	8,469	(d)	21,211
			(99	) (e)

Total assets	$1,003,250	$89,876	$665,046		$1,758,172

LIABILITIES AND MEMBERS’ CAPITAL
Current liabilities:
Accounts payable	$128,387	$7,726	$—		$136,113
Note payable	378	10,000	(10,000	) (e)	378
Risk management liabilities	5,772	—	—		5,772
Income taxes payable	—	3,301	—		3,301
Other current liabilities	15,570	413	—		15,983

Total current liabilities	150,107	21,440	(10,000)		161,547

Long-term debt	349,000	—	300,000	(d)	649,000
Deferred tax provision	917	—	—		917
Risk management and other noncurrent liabilities	16,774	—	157	(f)	16,931

Members’ capital:
Common units	491,714	—	157,125	(a)	646,904
			(1,935	) (c)
Class C units	54,000	—	—		54,000
Class D units	—	—	112,500	(b)	112,450
			(50	) (c)
Class E units	—	—	177,875	(a)	175,685
			(2,190	) (c)

Paid-in capital	16,966	68,436	(68,436	) (e)	16,966
Accumulated (deficit) earnings	(9,978)	—	—		(9,978)
Accumulated other comprehensive loss	(66,250)	—	—		(66,250)

Total members’ capital	486,452	68,436	374,889		929,777

Total liabilities and members’ capital	$1,003,250	$89,876	$665,046		$1,758,172

See accompanying notes to the unaudited pro forma consolidated financial statements.

COPANO ENERGY, L.L.C.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2006

	Historical	Historical	Transactions
	Copano	Cantera	Adjustments		Pro Forma
	(In thousands, except per unit amounts)
Revenue:
Natural gas sales	$448,054	$171,232	$—		$619,286
Natural gas liquids sales	369,892	41,909	—		411,801
Transportation, compression and processing fees	16,232	9,645	—		25,877
Other	26,094	2,195	(2,195	)(g)	26,094

Total revenue	860,272	224,981	(2,195)		1,083,058

Costs and expenses:
Cost of natural gas and natural gas liquids	669,158	214,170	(17,327	)(g)	866,001
Transportation	3,026	—	17,327	(g)	20,353
Operations and maintenance	32,484	1,168	58	(h)	33,720
			10	(i)
Depreciation and amortization	31,993	671	4,911	(j)	37,575
General and administrative	26,535	5,333	(2,195	)(g)	29,781
			108	(h)
Taxes other than income	2,061	—	—		2,061
Equity in earnings from unconsolidated affiliates	(1,297)	—	—		(1,297)

Total costs and expenses	763,960	221,342	2,892		988,194

Operating income	96,312	3,639	(5,087)		94,864
Other income (expense):
Equity in earnings from unconsolidated affiliates	—	20,037	(19,230	)(k)	807
Interest and other income	1,706	604	—		2,310
Interest and other financing costs	(32,904)	(1,526)	14,017	(l)	(57,617)
			(37,204	)(m)

Income before income taxes	65,114	22,754	(47,504)		40,364
Provision for income taxes	—	(2,886)	—		(2,886)

Net income	$65,114	$19,868	$(47,504)		$37,478

Basic net income per common unit:
Net income per common unit	$1.77				$0.91
Weighted average number of common units	29,752		4,533	(n)	34,285

Diluted net income per common unit: (o)
Net income per common unit	$1.75				$0.71
Weighted average number of common units	30,180		4,533	(n)	43,558
			3,246	(n)
			5,599	(n)

Basic net income per subordinated unit:
Net income per subordinated unit	$1.77				$0.91
Weighted average number of subordinated units	7,038				7,038

Diluted net income per subordinated unit:
Net income per subordinated unit	$1.77				$0.91
Weighted average number of subordinated units	7,038				7,038
See accompanying notes to the unaudited pro forma consolidated financial statements.

COPANO ENERGY, L.L.C.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2007

	Historical	Historical	Transaction
	Copano	Cantera	Adjustments		Pro Forma
	(In thousands, except per unit amounts)
Revenue:
Natural gas sales	$251,329	$61,717	$—		$313,046
Natural gas liquids sales	203,912	34,848	—		238,760
Transportation, compression and processing fees	8,440	6,012	—		14,452
Condensate and other	29,027	1,084	(1,084	)(g)	29,027

Total revenue	492,708	103,661	(1,084)		595,285

Costs and expenses:
Cost of natural gas and natural gas liquids	405,846	94,783	(8,642	)(g)	491,987
Transportation	2,104	—	8,642	(g)	10,746
Operations and maintenance	18,173	588	29	(h)	18,796
			6	(i)

Depreciation and amortization	18,295	291	2,501	(j)	21,087
General and administrative	15,216	2,281	(1,084	)(g)	16,467
			54	(h)
Taxes other than income	1,556	—	—		1,556
Equity in earnings from unconsolidated affiliates	(1,618)	—	—		(1,618)

Total costs and expenses	459,572	97,943	1,506		559,021

Operating income	33,136	5,718	(2,590)		36,264
Equity in earnings from unconsolidated affiliates	—	9,939	(9,615	)(k)	324
Interest and other income	1,325	638	—		1,963
Interest and other financing costs	(11,372)	(662)	3,105	(l)	(26,706)
			(17,777	)(m)

Income before income taxes	23,089	15,633	(26,877)		11,845
Provision for income taxes	(1,079)	(382)	—		(1,461)

Net income	$22,010	$15,251	$(26,877)		$10,384

Basic net income per common unit:
Net income per common unit	$0.53				$0.23
Weighted average number of common units	40,556		4,533	(n)	45,089

Diluted net income per common unit:
Net income per common unit	$0.52				$0.19
Weighted average number of common units	41,199		4,533	(n)	54,577
			3,246	(n)
			5,599	(n)

Basic net income per subordinated unit: (o)
Net income per subordinated unit	$0.26				$0.11
Weighted average number of subordinated units	1,711				1,711

Diluted net income per subordinated unit:
Net income per subordinated unit	$0.26				$0.11
Weighted average number of subordinated units	1,711				1,711
See accompanying notes to the unaudited pro forma consolidated financial statements.

COPANO ENERGY, L.L.C. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
Transactions
     The unaudited pro forma consolidated financial statements reflect the following Transactions:
•	$335.0 million aggregate private placement of equity comprising 4,533,324 common units at a price of $34.66 per common unit for aggregate proceeds of $157.1 million and 5,598,836 Class E units at a price of $31.77 per Class E unit for aggregate proceeds of $177.9 million. The common units represent limited liability company interests in Copano. Holders of the common units are entitled to participate in distributions and exercise the rights and privileges available to unitholders under the limited liability company agreement. The Class E units represent a new class of Copano units that have no voting rights other than as required by law, are subordinate to common units on dissolution and liquidation and have no distribution rights until Copano’s distribution with respect to the fourth quarter of 2008, when the Class E units will become entitled to a special quarterly distribution equal to 110% of the quarterly common distribution. The Class E units will convert into common units upon Copano’s payment of its distribution to common unitholders with respect to the third quarter of 2008, if the conversion terms of the Class E units are approved by a vote of Copano’s unitholders. Copano agreed to hold a special meeting of its unitholders to consider this proposal as soon as feasible following the completion of the Cantera acquisition but in no event later than 180 days thereafter.

•	Fees and expenses associated with the private placement of equity, estimated to be approximately $4.2 million.

•	Borrowings of $300.0 million under the amended senior secured revolving credit facility and payment of $8.5 million for related debt issuance costs.

•	The acquisition of Cantera.

•	The issuance of 3,245,817 Class D units to the sellers of Cantera. The Class D units represent a new class of equity interest and will convert into common units on a one-for-one basis upon the earlier of (a) payment of Copano’s common unit distribution with respect to the fourth quarter of 2009 or (b) the payment by Copano of $6.00 in cumulative distributions per unit to its common unitholders commencing with Copano’s common unit distribution with respect to the fourth quarter of 2007. Until they convert into common units, the Class D units will not be entitled to receive cash distributions. The Class D units will otherwise have the same terms and conditions as the Copano common units, including with respect to voting rights. No vote of Copano’s common unitholders will be required to convert the Class D units to Copano common units.

•	The payment of expenses and fees associated with the acquisition of Cantera.
Pro Forma Adjustments:
     Balance Sheet
     (a) Reflects proceeds from the private placement issuance of 4,533,324 common units at a price of $34.66 per common unit, resulting in aggregate proceeds of $157.1 million, and the issuance of 5,598,836 Class E units at a price of $31.77 per Class E unit, resulting in aggregate proceeds of $177.9 million.

COPANO ENERGY, L.L.C. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS — (continued)
     (b) Reflects the issuance of 3,245,817 Class D units to the seller at a price of $34.66 per common unit, resulting in aggregate proceeds of $112.5 million.
     (c) Reflects fees and expenses associated with the issuance of the common units ($1.9 million), Class D ($0.1 million) and Class E units ($2.2 million) for a total of $4.2 million.
     (d) Reflects $300.0 million of proceeds from borrowings under the amended senior secured revolving credit facility related to the Transactions. Pro forma borrowings include $291.5 million to finance a portion of the acquisition of Cantera and $8.5 million for debt issuance costs.
     (e) The following table includes a preliminary estimate of the purchase price for the Cantera acquisition and a preliminary allocation of the purchase price adjustments (in millions). The pro forma adjustments are based upon preliminary information and assumptions.

Net proceeds for private placement of equity		$443.4
Borrowings under amended senior secured credit facility		291.5

Total purchase price of Cantera		734.9

Historical nets assets of Cantera as of June 30, 2007	68.5
Assets of Cantera not acquired	(0.1)
Liabilities of Cantera not acquired	10.0

Historical net assets acquired	78.4	78.4
Purchase price adjustments		595.4

Fair value of assets acquired		673.8

Excess of purchase price over fair value of assets acquired		$61.1

     The estimated purchase price adjustments of $595.4 million and the excess of the purchase price over the fair value of assets acquired have been allocated as presented below based on an internally prepared preliminary assessment of the fair value of the net assets of Cantera as of June 30, 2007.

		Preliminary
		Purchase
		Price	Preliminary
	Historical	Adjustments	Fair Value
Property, plant and equipment, net (see Note (j) below)	$5.7	$18.7	$24.4
Investment in unconsolidated affiliates (see Note (k) below)	43.8	576.9	620.7
Other noncurrent liabilities (see Note (i) below)	—	(0.2)	(0.2)

	$49.5	$595.4	$644.9

Intangibles-customer contracts(see Note (j) below)	$—	$61.1	$61.1

     (f) Reflects an asset retirement obligation of $0.2 million recorded as part of the Cantera acquisition.
     Statements of Operations
     (g) Reflects reclassification of Cantera information to conform with Copano’s financial statement presentation.

COPANO ENERGY, L.L.C. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS — (continued)
     (h) Reflects the expense related to the fair value of 109,350 unit options at $4.07 per unit option and 10,575 phantom units at $36.52 per phantom unit issued to Cantera employees as part of Copano’s acquisition of Cantera. The unit options and phantom units will vest in five equal annual installments commencing with the first anniversary of the grant date and have been adjusted for estimated forfeitures of 10%.
     (i) Reflects the accretion of the asset retirement obligation at an annual incremental discount rate of 6% over 20 years recorded as part of the Cantera acquisition for the year ended December 31, 2006 and the six months ended June 30, 2007.
     (j) Reflects depreciation and amortization, based on the preliminary purchase price allocation in Note (e) above, of property, plant and equipment and intangibles. Depreciation for property, plant and equipment is calculated on a straight-line method assuming a depreciable life of 20 years and for every $5.0 million increase or decrease the allocated purchase price allocation to property, plant and equipment would change pro forma depreciation expense by $0.3 million on an annual basis. Amortization of intangible assets is calculated over the estimated remaining term of the customer contracts of 14 years and for every $5.0 million increase or decrease the allocated purchase price allocation to intangible assets would change pro forma amortization expense by $0.4 million on an annual basis. No identified intangibles were determined to have indefinite lives.
     (k) Reflects amortization of the difference of Copano’s allocated pro forma costs of investments in unconsolidated affiliates and Copano’s underlying equity in the net assets of these unconsolidated affiliates of $19.2 million and $9.6 million for the year ended December 31, 2006 and the six months ended June 30, 2007, respectively. The difference of $576.9 million is being amortized over 30 years.
     (l) Reflects the reversal of $14.0 million and $3.1 million for the year ended December 31, 2006 and the six months ended June 30, 2007, respectively, of interest expense and amortization of debt issuance costs related to Copano’s existing senior secured credit facility and Cantera’s indebtedness.
     (m) Reflects interest expense and amortization of debt issuance costs related to Copano’s amended senior secured credit facility of $37.2 million and $17.8 million for the year ended December 31, 2006 and the six months ended June 30, 2007, respectively. The pro forma balance of the senior secured credit facility was $434.0 million and the pro forma interest rate was 7.9% and 7.5% for the year ended December 31, 2006 and the six months ended June 30, 2007, respectively. Debt issuance costs are being amortized over the remaining term of the amended senior secured credit facility of five years.
     (n) Reflects the private placements of 4,533,324 common units, 3,245,817 Class D units and 5,598,836 Class E units.
     (o) The weighted average units outstanding used in the net income per unit calculation includes the common units. Pro forma net income per unit is determined by dividing the pro forma net income that would have been allocated to holders of the common units by the number of common units expected to be outstanding at the closing of the Transactions. For purposes of this calculation, the total number of common, Class C, Class D and Class E units outstanding was assumed to have been outstanding since January 1, 2006. The “if-converted” method is used since the Class C, Class D and Class E units are convertible into common units, and the effect of conversion is dilutive.
     (c) Exhibits.

Exhibit No.	Description
23.1	Consent of KPMG LLP

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPANO ENERGY, L.L.C.
Date: October 29, 2007	By:	/s/ Matthew J. Assiff
	Name:	Matthew J. Assiff
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of KPMG LLP